Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

2U, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2017

Dear Fellow Stockholder:

        I am pleased to invite you to attend our 2017 annual meeting of stockholders, to be held on June 5, 2017 at 2:00 p.m., local time, at 7900 Harkins Road, Lanham, Maryland 20706.

        This booklet includes the notice of meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning 2U, Inc. of which you should be aware when you vote your shares.

        You can ensure that your shares are represented at the meeting by promptly completing and mailing your proxy or you may vote in person by attending the annual meeting. If you hold shares through a broker or other nominee in "street name," you may also be able to vote using the Internet or telephone by following the voting instructions provided to you in your materials, which may include the ability to vote using the Internet or by telephone.

        On behalf of the Board of Directors of 2U, Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of 2U, Inc., and I hope you will be able to join us on June 5, 2017 for our 2017 annual meeting of stockholders.

Sincerely,

Christopher J. Paucek Chief Executive Officer

2U, INC.
7900 Harkins Road
Lanham, Maryland 20706

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2017

Stockholders of 2U, Inc.:

        The 2017 Annual Meeting of Stockholders (the "Meeting") of 2U, Inc. (the "Company") will be held at 7900 Harkins Road, Lanham, Maryland 20706 on June 5, 2017, beginning at 2:00 p.m., local time, for the following purposes:

  1.
  To elect four (4) Class III directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company's 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year;

  3.
  To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers;

  4.
  To approve the Company's 2017 Employee Stock Purchase Plan; and

  5.
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The close of business on April 24, 2017 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or at any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company's principal place of business at 7900 Harkins Road, Lanham, Maryland 20706. The above items of business for the Meeting are more fully described in the proxy statement accompanying this notice.

        Your vote is important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Meeting in person, and no matter how many shares you own, please submit your proxy promptly by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. If you hold shares through a broker or other nominee in "street name," you should follow the voting instructions provided to you in your materials, which may include the ability to vote using the Internet or by telephone.

        You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the Meeting, in which case your prior proxy would be disregarded.

By Order of the Board of Directors,

Christopher J. Paucek Chief Executive Officer

April 27, 2017

        The proxy statement and form of proxy accompanying this notice are being sent to our stockholders on or about April 27, 2017, in connection with our solicitation of proxies for use at the Meeting or at any adjournment(s) or postponement(s) of the Meeting.

i

ii

2U, INC.
PROXY STATEMENT
FOR
MEETING OF STOCKHOLDERS
JUNE 5, 2017

INTRODUCTION

        The annual meeting of stockholders (the "Meeting") of 2U, Inc., a Delaware corporation ("2U," "we," "us," "our," or the "Company"), will be held on June 5, 2017, beginning at 2:00 p.m., local time, at 7900 Harkins Road, Lanham, Maryland 20706. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

        The Board of Directors of the Company (the "Board") does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" Proposal One, the election of four (4) Class III directors, nominated by the Board, to serve on the Board until the Company's 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; "FOR" Proposal Two, the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year; "FOR" Proposal Three, the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers; and "FOR" Proposal Four, the approval of the Company's 2017 Employee Stock Purchase Plan. Any proxy may be revoked at any time before its exercise by notifying the Corporate Secretary of 2U in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

THE MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

        We are furnishing this proxy statement in connection with the Board's solicitation of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon proposals:

  •
  To elect four (4) Class III directors, nominated by the Board, to serve on the Board until the Company's 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

  •
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year;

  •
  To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers;

  •
  To approve the Company's 2017 Employee Stock Purchase Plan; and

  •
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        These proxy solicitation materials are being sent to our stockholders on or about April 27, 2017.

Who is entitled to vote at the Meeting?

        The Board has determined that those stockholders who are recorded in our record books as owning shares of the Company's common stock, par value $0.001 per share, as of the close of business on April 24, 2017, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 47,534,681 shares issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a broker, bank or other nominee. Our common stock is our only class of outstanding voting securities.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee, as the stockholder of record, has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each item?" below.

What do I need to attend the Meeting?

        Attendance at the Meeting is limited to stockholders. Registration will begin at 1:00 p.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting may be provided at the Meeting.

How can I vote my shares in person at the Meeting?

        Shares held directly in your name as the stockholder of record may be voted in person at the Meeting.

        SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

        EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

        Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

        BY MAIL—You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, NY 11219, Attn: Operation Center.

        BY INTERNET OR TELEPHONE—If you hold shares through a broker or other nominee in "street name," you may be able to vote by the Internet or telephone as permitted by your broker or nominee. The availability of Internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.

        If you cast your vote in any of the ways set forth above, your shares will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card but you do not specify how you want to vote your shares, we will vote them "FOR" Proposal One, Proposal Two, Proposal Three and Proposal Four. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

        If you own shares in "street name" through a broker and you do not provide instructions to your broker on how to vote your shares, your broker has discretion to vote these shares on certain "routine" matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non-routine matters such as the election of directors, your broker must receive voting instructions from you because it does not have discretionary voting power for these proposals. So long as the broker has discretion to vote on at least one proposal, these "broker non-votes" are counted toward establishing a quorum. When voted on "routine" matters, broker non-votes are counted toward determining the outcome of that "routine" matter. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee.

Can I change my vote after I submit my proxy?

        Yes. If you hold shares directly as the stockholder of record, even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

  •
  filing with our Corporate Secretary at 7900 Harkins Road, Lanham, Maryland 20706 a signed, original written notice of revocation dated later than the proxy you submitted,

  •
  submitting a duly executed proxy bearing a later date, or

  •
  attending the Meeting and voting in person.

        In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

        All shares that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

        A complete list of stockholders entitled to vote at the Meeting will be available for examination by the Company's stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company's principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

        Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority in voting power of the shares outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 47,534,681 shares were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

        Our Board recommends a vote "FOR" the election of four (4) Class III directors, nominated by the Board, to serve on the Board until the Company's 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year; "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers; and "FOR" the approval of the Company's 2017 Employee Stock Purchase Plan.

What vote is required to approve each item?

        Directors named in Proposal One are elected by a plurality of the votes cast at the Meeting, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote "FOR" or "WITHHELD" with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board's nominees named in Proposal One. Only votes "FOR" or "WITHHELD" are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

        The affirmative vote of at least a majority in voting power of the shares present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two will be required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year. Abstentions will have the same effect as votes "AGAINST" Proposal Two.

        The affirmative vote of at least a majority in voting power of the shares present, in person or by proxy, at the Meeting and entitled to vote on Proposal Three will be required to approve the compensation of our Named Executive Officers. Abstentions will have the same effect as votes "AGAINST" Proposal Three.

        The affirmative vote of at least a majority in voting power of the shares present, in person or by proxy, at the Meeting and entitled to vote on Proposal Four will be required to approve the Company's 2017 Employee Stock Purchase Plan. Abstentions will have the same effect as votes "AGAINST" Proposal Four.

        The affirmative vote of at least a majority in voting power of the shares present, in person or by proxy, at the Meeting and entitled to vote will be required to approve any stockholder proposal. Under applicable Delaware law, in determining whether any stockholder proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against any stockholder proposal.

        As noted above, a "broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on "routine" matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any "non-routine" matter, including the election of directors and any stockholder proposal. Without your voting instructions, a broker non-vote will occur. An "abstention" occurs at the Meeting if your shares are deemed to be present at the Meeting, either because you attend the Meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the Meeting, or, when applicable, if you specify that you wish to "abstain" from voting on an item. You should consult your broker if you have questions about this.

What does it mean if I receive more than one proxy or voting instruction card?

        It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

        We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days after the date of the Meeting.

Who will count the votes?

        A representative of American Stock Transfer & Trust Company, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries who hold shares in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company's proxy materials and annual report electronically?

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the United States Securities and Exchange Commission ("SEC") on February 24, 2017 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge at http://investor.2u.com/. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

May I propose actions for consideration at next year's annual meeting of stockholders?

        Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2018 annual meeting of stockholders must be received by us no earlier than the close of business on February 5, 2018 and no later than the close of business on March 7, 2018 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Company's amended and restated bylaws (the "Bylaws") provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have delivered timely prior written notice to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder's notice as described above.

        Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including: (A) the name and address of each proponent of the proposal ("Proponent"), as it appears on the Company's books; (B) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(1) of the Bylaws of the Company) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(2) of the Bylaws of the Company); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company's voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(1) of the Bylaws of the Company) or to carry such proposal (with respect to a notice under Section 5(b)(2) of the Bylaws of the Company); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder's notice; (G) a description of all Derivative Transactions (as defined in the Bylaws of the Company) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; (H) a representation and agreement that such Proponent (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed to the Company in such representation and agreement and (3) in such person's individual capacity, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company; and (I) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Any proposals should be sent to:

2U, INC.
7900 HARKINS ROAD
LANHAM, MARYLAND 20706
ATTENTION: CORPORATE SECRETARY

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE—
ELECTION OF DIRECTORS

        There are currently ten members of our Board. Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Board is "classified," which means that it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. At the Meeting, our stockholders will elect four directors to hold office until the 2020 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Accordingly, this Proposal One seeks the election of four directors, Sallie L. Krawcheck, Mark J. Chernis, John M. Larson and Edward S. Macias, as Class III directors whose terms would expire in 2020.

        Sallie L. Krawcheck, Mark J. Chernis, John M. Larson and Edward S. Macias currently serve as Class III directors of the Company. The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Sallie L. Krawcheck, Mark J. Chernis, John M. Larson and Edward S. Macias to serve again as Class III directors until the 2020 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Each nominee has consented to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE
FOUR CLASS III DIRECTOR NOMINEES.

        Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting. Each of our directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive board experience. Specific individual qualifications and skills of each of our directors that contribute to the Board's effectiveness as a whole are described in the following paragraphs. For more information on the criteria used in nominating directors, see "Board of Directors and Committees—Nomination of Directors" below.

Name	Age	Class and Position
Paul A. Maeder	62	Class I Director and Chairman of the Board
Robert M. Stavis	53	Class I Director
Christopher J. Paucek	45	Class I Director
Timothy M. Haley	61	Class II Director
Earl Lewis	60	Class II Director
Coretha M. Rushing	61	Class II Director
Sallie L. Krawcheck	51	Class III Director
Mark J. Chernis	49	Class III Director
John M. Larson	64	Class III Director
Edward S. Macias	72	Class III Director

Class III—Directors with Terms Expiring in 2017

        Sallie L. Krawcheck.    Ms. Krawcheck was appointed to our Board as of the initial public offering of the Company's shares. Ms. Krawcheck has been the Chief Executive Officer and owner of Ellevate

Asset Management, an investment firm focused on companies where women make up a significant portion of officers and directors, since June 2014, and an owner of Ellevate Network (formerly 85 Broads), a professional women's networking organization, since May 2013. Ms. Krawcheck was the President of Global Wealth & Investment Management for Bank of America from August 2009 to September 2011. Prior to joining Bank of America, Ms. Krawcheck held a variety of senior executive positions at Citigroup from 2002 to 2008, including Chief Executive Officer of its Smith Barney division, Chief Financial Officer of Citigroup and Chief Executive Officer and Chairman of Citi Global Wealth Management. She served as a director of BlackRock Inc. from 2009 to 2011 and Dell Inc. from 2006 to 2009. Ms. Krawcheck holds a B.A. from the University of North Carolina at Chapel Hill and a M.B.A. from Columbia University. Our Board believes that Ms. Krawcheck's financial acumen and broad experience serving in leadership roles with financial and investment firms enables her to make valuable contributions to the Board.

        Mark J. Chernis.    Mr. Chernis has served on our Board since January 2009. Mr. Chernis joined Pearson in June 2011 following the acquisition of SchoolNet. He currently serves as the SVP of Strategic Partnerships and Investments and was previously the President and Chief Operating Officer of SchoolNet. Mr. Chernis has held various positions at The Princeton Review beginning in 1984, most recently serving as its President from 1995 to November 2007. Mr. Chernis holds a B.A. from Vassar College. Our Board believes that Mr. Chernis's deep knowledge of the higher education industry and his long-term experience serving as a member of the Board enables him to make valuable contributions to the Board.

        John M. Larson.    Mr. Larson has served on our Board since June 2009. Mr. Larson has served as the Executive Chairman and Chief Executive Officer of Triumph Higher Education Group, Inc., a culinary education company, since 2010. He also serves as President of Triumph Group, Inc., a company that advises and invests in domestic and international education companies. Mr. Larson founded and served as President, Chief Executive Officer and director of Career Education Corporation, or CEC, a publicly held post-secondary education company, from its inception in 1994 through his retirement from the company in 2006, including as Chairman of the Board from 2000 to 2006. He became Chairman Emeritus of CEC in 2006 and continues to serve in that position. He holds a B.S. in Business Administration from the University of California at Berkeley. Our Board believes that Mr. Larson's deep knowledge of the higher education industry and his experience founding and leading a publicly held education company enable him to make valuable contributions to the Board.

        Edward S. Macias.    Dr. Macias has served on our Board since November 2014. Dr. Macias is currently the Provost Emeritus, Barbara and David Thomas Distinguished Professor in Arts & Sciences at Washington University in St. Louis. Previously, Dr. Macias was the chief academic officer of Washington University in St. Louis for 25 years, before stepping down from his position as Provost and Executive Vice Chancellor in June 2013. During his tenure as Provost, Dr. Macias provided leadership in curriculum, budget and capital project development initiatives. Dr. Macias has broad experience and knowledge in higher education administration and innovation in academic settings. Following his tenure as Provost, Dr. Macias was nominated to lead the school's effort to explore its approach to online education and to leverage advances in education technology to enhance its reach and impact. Dr. Macias currently serves on the boards of the Center for Research Libraries, the Shakespeare Festival of St. Louis, Casa de Salud, Mary Institute and Saint Louis Country Day School, the St. Louis Immigration and Innovation Steering Committee and on the academic advisory board of the Schwarzman Scholars Program. He is an emeritus member of the board of Colgate University. Dr. Macias holds a bachelor's degree in Chemistry from Colgate University and a doctorate in Chemistry from Massachusetts Institute of Technology. Our Board believes that Dr. Macias's substantial knowledge of the higher education industry and his vast experience as Provost and Executive Vice Chancellor of Washington University in St. Louis enable him to make valuable contributions to the Board.

 CONTINUING DIRECTORS

Class I—Directors with Terms Expiring in 2018

        Paul A. Maeder.    Mr. Maeder has served on our Board since February 2010 and as chairman of our Board since November 2012. Mr. Maeder is a General Partner of Highland Capital Partners, a venture capital firm he co-founded in 1988. He currently serves on the boards of several private companies. He holds a B.S.E. in Aerospace and Mechanical Sciences from Princeton University, an M.S.E. in Mechanical Engineering from Stanford University and a M.B.A. from the Harvard Business School. Our Board believes that Mr. Maeder's broad experience investing in the online higher education and software industries and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

        Robert M. Stavis.    Mr. Stavis has served on our Board since April 2011. Mr. Stavis has been a partner at Bessemer Venture Partners, a venture capital firm, since 2000. Prior to joining Bessemer, Mr. Stavis was an independent private equity investor. Prior to that, he served in various positions at Salomon Smith Barney, including as co-head of global arbitrage trading. Mr. Stavis holds a B.A.S. in Engineering from the University of Pennsylvania's School of Engineering and Applied Sciences and a B.S. in Economics from the University of Pennsylvania's Wharton School. Our Board believes that Mr. Stavis's broad experience investing in the emerging software technology industry and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

        Christopher J. Paucek.    Mr. Paucek is a co-founder of the Company and has served as our Chief Executive Officer since January 2012 and as a member of our Board since March 2012. He previously served as our President and Chief Operating Officer from April 2008 through December 2011. Prior to 2U, Mr. Paucek served as the chief executive officer of Smarterville, Inc., the parent company of Hooked on Phonics, from 2007 until 2008. From 2004 to 2007, Mr. Paucek served as vice president of business development and president of Educate Products for Educate, Inc. In 2004, Mr. Paucek served as deputy campaign manager for the successful re-election campaign of United States Senator Barbara Mikulski. Mr. Paucek began his career in 1993 by co-founding Cerebellum Corporation, the media company behind the award-winning educational Standard Deviants television program and video series, and he led Cerebellum as co-chief executive officer until 2003. Mr. Paucek holds a B.A. from The George Washington University and is currently enrolled in our MBA@UNC program at the UNC Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. Our Board believes that Mr. Paucek's knowledge of the Company as one of our co-founders, and his broad experience leading education companies, enable him to make valuable contributions to the Board.

Class II—Directors with Terms Expiring in 2019

        Timothy M. Haley.    Mr. Haley has served on our Board since February 2010. Mr. Haley is a founding partner of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since 1999. Mr. Haley was also the managing director of Institutional Venture Partners, a venture capital firm, from 1998 to 2010. From 1986 to 1998, Mr. Haley was the president of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of Netflix, Inc. and several private companies. Mr. Haley holds a B.A. from Santa Clara University. Our Board believes that Mr. Haley's broad experience investing in software, consumer Internet and digital media industries, and his experience serving as a board member for numerous companies, enable him to make valuable contributions to the Board.

        Earl Lewis.    Dr. Lewis was appointed to our Board at the time of the initial public offering of the Company's shares. Since March 2013, Dr. Lewis has been the President of The Andrew W. Mellon Foundation, a philanthropic organization committed to advancing higher education, the arts and civil society. From January 2013 to March 2013, he served as President-designate of the Mellon Foundation. Prior to joining the Mellon Foundation, Dr. Lewis served as Provost and Executive Vice President of Academic Affairs at Emory University from 2004 to December 2012. He also held a variety of faculty positions at the University of California at Berkeley and the University of Michigan from 1984 through 2004, and served as Vice Provost for Academic Affairs—Graduate Studies and dean of the Horace H. Rackham School of Graduate Studies at the University of Michigan from 1998 to 2004. Dr. Lewis holds a B.A. from Concordia College and a M.A. and Ph.D. from the University of Minnesota. Our Board believes that Dr. Lewis's broad experience in academia, both as a faculty member and as an administrator at leading universities, allows him to make valuable contributions to the Board.

        Coretha M. Rushing.    Ms. Rushing has served on our Board since 2016. She has been Corporate Vice President and Chief Human Resources Officer of Equifax Inc. since 2006. Prior to joining Equifax, she served as an executive coach and HR Consultant with Atlanta-based Cameron Wesley LLC. Prior to joining Cameron Wesley, she was Senior Vice President of Human Resources of The Coca-Cola Company, where she was employed from 1996 until 2004. Prior to that, she worked in a number of senior level positions in Pizza Hut (a division of PepsiCo) and IBM. She is currently the Board chair designate for the Society of Human Resource Management, a 300,000 membership organization whose membership is comprised of global human resource professionals. For the years 2017 and 2018, she will be the Chairman of the Board. Ms. Rushing holds a B.A. in industrial psychology from East Carolina University and a master's degree in human resources from the Society of Human Resource Management. Our Board believes that Ms. Rushing's broad experience in human resources at leading Fortune 500 companies, enables her to make valuable contributions to the Board.

BOARD OF DIRECTORS AND COMMITTEES

Board Purpose and Structure

        The mission of the Board is to provide strategic guidance to the Company's management, to monitor the performance and ethical behavior of the Company's management, and to maximize the long-term financial return to the Company's stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of ten directors. The authorized number of directors may be changed only by resolution approved by a majority of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change in our management or a change of control.

        The Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees.

Board Leadership

        Our Board currently has an independent chairman, Mr. Maeder, who has the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, and to set meeting agendas. Accordingly, the Board chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board chairman and chief executive officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Board chairman enhances the effectiveness of the Board as a whole.

Risk Oversight

        The Board oversees a company-wide approach to risk management that is carried out by management. The Board determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

        Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interest. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board.

Director Independence

        Our Nominating and Corporate Governance Committee and our Board have undertaken a review of the independence of our current directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Nominating and Corporate Governance Committee and our Board determined that Messrs. Chernis, Haley, Larson, Maeder, Stavis, Lewis and Macias and Ms. Krawcheck and Ms. Rushing, representing nine of our ten current directors, are "independent directors," as defined under applicable NASDAQ rules.

        The Nominating and Corporate Governance Committee and the Board apply standards in affirmatively determining whether a director is "independent," in compliance with applicable SEC rules and the rules and listing standards of NASDAQ. As part of the process in making such determination, the Nominating and Corporate Governance Committee and the Board also determined that none of current directors Messrs. Chernis, Haley, Larson, Maeder, Stavis, Lewis and Macias, Ms. Krawcheck nor Ms. Rushing have any other "material relationship" with the Company that could interfere with his or her ability to exercise independent judgment.

        The Board includes one management director, Mr. Paucek, who is the Company's Chief Executive Officer. The Nominating and Corporate Governance Committee and the Board has determined that Mr. Paucek is not independent under the rules and listing standards of NASDAQ.

        As part of its annual evaluation of director independence, the Nominating and Corporate Governance Committee and the Board examines (among other things) whether any transactions or relationships exist currently (or existed during the past three years) between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NASDAQ and SEC standards. The Nominating and Corporate Governance Committee and the Board also examine whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of the Company or its affiliates. As a result of this evaluation, the Nominating and Corporate Governance Committee and the Board have affirmatively determined that each independent director is independent under those criteria.

Board Meetings and Attendance

        During 2016, including both regularly scheduled and special meetings, our Board met a total of six times, the Audit Committee met a total of nine times, the Compensation Committee met a total of six times and the Nominating and Corporate Governance Committee met a total of three times. During 2016, at least 70% of the Company's directors attended all of the meetings of the Board. Additionally, in 2016, at least 66% of the members of the Audit Committee attended all of the meetings of such committee, 100% of the members of the Compensation Committee attended all of the meetings of such committee and at least 66% of the members of the Nominating and Corporate Governance Committee attended all of the meetings of such committee. During three meetings of the Audit Committee, the Audit Committee met privately with the Company's independent registered public accounting firm.

Audit Committee

        Our Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our Audit Committee consists of three directors, Messrs. Chernis, Lewis and Stavis. Mr. Chernis is the chair of the Audit Committee, and our Board has determined that he is an "audit committee financial expert," as defined by SEC rules and regulations. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ listing requirements and SEC rules and regulations. The Board has determined that all members of the Audit Committee are financially literate and possess "financial sophistication" within the meaning of the NASDAQ listing requirements. We intend to continue to evaluate the requirements applicable to us, and we intend to comply with the future requirements to the extent that they become applicable to our Audit Committee. The principal duties and responsibilities of our Audit Committee include:

  •
  appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor's work and determining the independent auditor's compensation;

  •
  approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor's review of our quarterly consolidated financial statements; and

  •
  conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

        The Audit Committee's charter can be obtained without charge from the Company's website at http://investor.2u.com/. As provided under the Audit Committee's charter, the Audit Committee's pre-approval policy and applicable law, the Audit Committee pre-approves all audit, review and attest services, as well as all permitted non-audit services (subject to a de minimis exception) to be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. Under this policy, the Audit Committee may provide pre-approval for a particular defined task or scope of work, subject to a specific budget and for up to one year. The Audit Committee may also delegate pre-approval authority to one or more of the Audit Committee's members, and the Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve services (other than the annual engagement) up to a maximum of $50,000 per calendar year. The chair of the Audit Committee reports any pre-approval decisions at the next scheduled meeting of the Audit Committee. To avoid potential conflicts of interest, applicable securities laws prohibit the Company as a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Compensation Committee

        Our Compensation Committee reviews and determines the compensation of all our executive officers. Our Compensation Committee consists of three directors, Messrs. Larson and Maeder and Ms. Rushing, each of whom is a non-employee member of our Board, as defined in Rule 16b-3 under the Exchange Act, and an "outside director," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Larson is the chair of the Compensation Committee. Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, NASDAQ listing rules and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Compensation Committee. The principal duties and responsibilities of our Compensation Committee include:

  •
  establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

  •
  setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

  •
  exercising administrative authority under our stock plans and employee benefit plans;

  •
  establishing policies and making recommendations to our Board regarding director compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

  •
  preparing a Compensation Committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

        The scope of the Compensation Committee's authority and responsibilities is set forth in its written charter, a copy of which is available without charge from the Company's website at http://investor.2u.com/. As provided under the Compensation Committee's charter, the Compensation Committee may delegate its authority to special subcommittees as the Compensation Committee deems appropriate, consistent with applicable law and the NASDAQ listing rules. As part of its duties, the Compensation Committee establishes and approves (or refers to the full Board for approval) the compensation and performance of the Company's Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation Committee or the Board. The Chief Executive Officer is not present during the voting and deliberations regarding his compensation. The Compensation Committee also reviews and approves (or refers to the full Board for review and approval) the compensation of the Company's executive officers other than the Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation Committee or the Board. No executive officer is present during the voting and deliberations regarding his or her compensation. Under its charter, the Compensation Committee has the authority to retain, at the Company's expense, such counsel, consultants, experts and other professionals as it deems necessary.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor did any of the members of the Compensation Committee have a relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of three directors, Messrs. Haley and Macias and Ms. Krawcheck. Mr. Haley is the chair of the Nominating and Corporate Governance Committee. Our Board has determined that the composition of our Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, NASDAQ listing standards and SEC rules and regulations. We will continue to evaluate and will comply with all future requirements applicable to our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  assessing the need for new directors and identifying individuals qualified to become directors;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  assessing individual director performance, participation and qualifications;

  •
  developing and recommending to the Board corporate governance principles;

  •
  monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

  •
  overseeing a periodic evaluation of the Board's performance.

        The Nominating and Corporate Governance Committee's charter can be obtained without charge from the Company's website at http://investor.2u.com/.

Executive Sessions of Non-Management Directors

        In order to promote discussion among the non-management directors, regularly scheduled executive sessions (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. Mr. Maeder presides as Chairman at our executive sessions. The non-management directors met in executive session three times during 2016.

Nomination of Directors

        The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its recommendations, the Nominating and Corporate Governance Committee also considers advice and recommendations from others as it deems appropriate. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.

        The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, it considers (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and (b) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate's specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors as it considers appropriate in the context of the needs of the Board. Although the Company has no diversity policy, the Board believes that diversity is an important consideration in Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time.

        The Nominating and Corporate Governance Committee considers candidates recommended by stockholders pursuant to the Nominating and Corporate Governance Committee's policy for considering stockholder recommendations of director nominees. The Nominating and Corporate Governance Committee's policy is available free of charge on the Company's website at http://investor.2u.com/. Pursuant to the policy, and at its next appropriate meeting following receipt of a recommendation, the Nominating and Corporate Governance Committee will consider all director candidates recommended by the Company's stockholders provided such recommendation is delivered timely and in the proper form, as specified in the policy. All director nominees so submitted by the Company's stockholders will be evaluated in the same manner as recommendations received from management or members of the Board.

Process for Stockholder Nomination of Directors

        For nominations of individuals for election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of the Company's Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the Company on a timely basis and must update and supplement such written notice on a timely basis. Such stockholder's notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of stock of the Company which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition and (5) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(4) of the Company's Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee.

        To be timely, the written notice required by the Bylaws must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that, in the event that the date of the annual meeting is advanced more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder's notice, as described above.

        Only individuals who are nominated in accordance with the procedures set forth in the Bylaws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the Bylaws can be obtained without charge by written request to the Corporate Secretary, 7900 Harkins Road, Lanham, Maryland 20706 and is available without charge at http://investor.2u.com/.

Communications with the Board of Directors

        The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, the non-management directors, any individual directors or committee of directors, correspondence should be addressed to the Board or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to the Company, c/o Corporate Secretary, 7900 Harkins Road, Lanham, Maryland 20706.

        All communications received as set forth above will be opened by the Corporate Secretary for the purpose of determining whether the contents represent a message to the directors, and depending on the facts and circumstances outlined in the communication, will be distributed to the Board, the non-management directors, an individual director or committee of directors, as appropriate. The Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the Board or of the committee to which the envelope is addressed.

Director Attendance at Annual Meeting

        The Board encourages directors to attend the annual meeting of stockholders. Two of the persons who were directors of the Company as of such date attended our last annual meeting.

Director Compensation

        Non-employee directors are paid an annual retainer fee and equity awards for their service on the Board. Committee chairs are each paid additional retainer fees and equity awards for service in these capacities. Christopher J. Paucek, our Chief Executive Officer, is also a director, but does not receive any additional compensation for his service as a director. Compensia, the independent compensation consultant retained by the Company, conducts an annual review and assessment of our director compensation program relative to market compensation practices and provides market compensation data to the Compensation Committee. The Compensation Committee then, based in part upon Compensia's report, provides a recommendation to the full Board with respect to our director compensation program.

        During 2016, our non-employee directors received the following annual compensation, as unanimously approved by the Board in accordance with the process outlined above:

Position	Cash or Equity ($)(1)	Equity Grants ($)(2)
Board Chair	5,000	15,000
Board Member	25,000	110,000
Audit Committee Chair	5,000	15,000
Compensation Committee Chair	5,000	5,000
Nominating and Corporate Governance Committee Chair	5,000	5,000
Audit Committee Members	—	5,000
Non-Audit Committee Members	—	—

(1)
In 2016, our non-employee directors elected to receive quarterly cash retainers of $6,250 in the form of a restricted stock unit award. Each director who served as Chair of our Board or Chair of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee elected to receive an additional quarterly cash retainer of $1,250 in the form of a restricted stock unit award.

(2)
In 2016, our non-employee directors received annual grants of restricted stock units and options, each with a grant date value of $55,000. These annual equity awards vest on the first, second and third anniversaries of the applicable vesting commencement date. The Chair of our Board and the Chair of our Audit Committee received an additional grant of restricted stock units with a grant date value of $15,000, which vests on the first anniversary of the vesting commencement date. Each director who served as a member of our Audit Committee or Chair of our Compensation Committee or Nominating and Corporate Governance Committee received an additional grant of restricted stock units with a grant date value of $5,000, which vests on the first anniversary of the vesting commencement date. Ms. Rushing, who was elected to the Board on June 7, 2016, received a one-time equity award of restricted stock units and options, each with a grant date value of $25,000.

2016 Director Compensation

        The following table provides information about the compensation paid to each of our non-employee directors during 2016.

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)		Option Awards(3) ($)		Total ($)
Mark J. Chernis	30,000	70,000		55,000		155,000
Timothy M. Haley	30,000	60,000		55,000		145,000
Sallie L. Krawcheck(1)	30,000	70,000		55,000		155,000
John M. Larson	30,000	60,000		55,000		145,000
Earl Lewis	25,000	60,000		55,000		140,000
Edward S. Macias	25,000	55,000		55,000		135,000
Paul A. Maeder	30,000	70,000		55,000		155,000
Coretha M. Rushing(4)	18,750	66,250	(5)	66,250	(5)	151,250
Robert M. Stavis	25,000	60,000		55,000		140,000

(1)
Ms. Krawcheck served as Chair of our Audit Committee from January 1 through July 28, 2016, at which time our Board adjusted the composition of the committees of our Board, and Mr. Chernis became Chair of our Audit Committee.

(2)
In 2016, all directors elected to receive their cash retainers in restricted stock units.

(3)
The amounts in these columns reflect the grant date fair value for stock option and restricted stock unit awards, as applicable, in accordance with ASC Topic 718. The amounts represent all stock option and restricted stock unit awards issued to each director during 2016 that are subject to time-based vesting. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for stock options, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 24, 2017.

(4)
Ms. Rushing joined our Board on June 7, 2016 and the amounts reported for Ms. Rushing are pro-rated accordingly.

(5)
The amounts reported for Ms. Rushing include a one-time grant of restricted stock units and options, each with a grant date value of $25,000, which she received upon joining the Board. This one-time equity award vests on the first, second and third anniversaries of the applicable vesting commencement date.

        The following table provides information about outstanding stock awards and stock options held by each of our non-employee directors as of December 31, 2016. Prior to 2014, the stock options were granted under our 2008 Stock Incentive Plan (the "2008 Plan") and, beginning in 2014, stock options and restricted stock units were granted under our 2014 Equity Incentive Plan (the "2014 Plan").

Name	Stock Awards	Option Awards
Mark J. Chernis	6,669	130,394
Timothy M. Haley	6,495	16,394
Sallie L. Krawcheck	7,808	34,005
John M. Larson	6,495	116,394
Earl Lewis	7,158	34,005
Edward S. Macias	5,115	11,129
Paul A. Maeder	6,928	16,394
Coretha M. Rushing	2,877	4,692
Robert M. Stavis	6,191	16,394

No Material Proceedings

        There are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), is a party adverse to the Company or its subsidiaries or in which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), has a material interest adverse to the Company or its subsidiaries.

 MANAGEMENT

Executive Officers

        The following table sets forth information concerning our executive officers, including their ages as of April 24, 2017:

Name	Age	Position
Executive Officers:
Christopher J. Paucek	46	Chief Executive Officer and Director
Catherine A. Graham	56	Chief Financial Officer
Susan E. Cates	46	Chief Operating Officer
Harsha Mokkarala	37	Chief Marketing Officer
James Kenigsberg	41	Chief Technology Officer

Current Executive Officer Biographies

  Christopher J. Paucek

        See biography of Christopher J. Paucek in "CONTINUING DIRECTORS" above.

  Catherine A. Graham

        Ms. Graham has served as our Chief Financial Officer since April 2012. Prior to that, she served as chief financial officer for Online Resources Corporation, a financial technology company, from 2002 to April 2012. Prior to that, she served as chief financial officer for VIA NET.WORKS, Inc., an Internet services and web hosting provider, from 1998 to 2002. Previously, she served in senior financial positions with Yurie Systems, a telecommunications equipment manufacturer, and other public companies, as well as with several commercial banks. Ms. Graham holds a B.A. from the University of Maryland and an M.B.A. from Loyola University Maryland.

  Susan E. Cates

        Ms. Cates was appointed as our Chief Operating Officer effective March 31, 2016. Prior to joining the Company, Ms. Cates served as President of Executive Development, from 2008 through 2016, and Executive Director of MBA@UNC, from 2010 through 2016, at the University of North Carolina Kenan-Flagler Business School. Previously, she worked in private equity, investment banking and commercial banking with firms and banks in New York, Dallas, and Atlanta. She serves on the board of directors and as chair of the audit committee for Primo Water (NASDAQ: PRMW) and as a director for DigiLEARN, a non-profit organization. Ms. Cates holds a B.A. from Duke University where she was a B.N. Duke Scholar and an M.B.A. from UNC Kenan-Flagler Business School where she was a Dean's Scholar.

  Harsha Mokkarala

        Mr. Mokkarala was appointed as our Chief Marketing Officer effective January 6, 2016. Mr. Mokkarala joined the Company in September 2013 to lead our data driven marketing function. From 2004 to 2013, Mr. Mokkarala held various roles at Capital One in digital marketing and ultimately managed all facets of online marketing for Capital One's credit card acquisitions group. Mr. Mokkarala has over nine years of experience in data driven online marketing. He holds a master's degree in Computer Engineering from the University of Wisconsin, Madison.

  James Kenigsberg

        Mr. Kenigsberg has served as our Chief Technology Officer since July 2010 and previously as Chief Information Officer from September 2008 to June 2010. From 2000 to 2008, Mr. Kenigsberg held various leadership positions at The Princeton Review, including from 2004 to 2008 as vice president of application development and product development. Prior to that, he served as technical project manager at Ogilvy & Mathers in 2000 and as project engineer at Thomson Reuters from 1998 to 2000. Mr. Kenigsberg attended Hunter College.

CORPORATE GOVERNANCE

        We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NASDAQ listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

        We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors, in accordance with NASDAQ listing standards and applicable SEC rules. The Code of Conduct is available on our website at http://investor.2u.com/. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed in accordance with NASDAQ listing standards by applicable SEC rules.

PROPOSAL TWO—
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the 2017 fiscal year ending December 31, 2017. As a matter of good corporate governance, the Company's stockholders will be requested to ratify the Audit Committee's selection at the Meeting. KPMG LLP has audited the Company's consolidated financial statements since 2011.

        Although there is no requirement that KPMG LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        Amounts paid by us to KPMG LLP for audit and non-audit services rendered in 2015 and 2016 are disclosed in the section entitled "Independent Registered Public Accounting Firm Fees." KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence.

        A representative of KPMG LLP is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions at the Meeting.

        The Audit Committee approves the annual audit fee of the Company's independent auditors. The Audit Committee also establishes pre-approved limits for which the Company's management may engage the Company's independent auditors for specific services. Any work which exceeds these pre-approved limits requires the advance approval of the Audit Committee. All fees for fiscal 2016 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF
THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2016 for:

  •
  Christopher J. Paucek, our Chief Executive Officer and Director;

  •
  Catherine A. Graham, our Chief Financial Officer;

  •
  Susan E. Cates, our Chief Operating Officer;

  •
  Harsha Mokkarala, our Chief Marketing Officer; and

  •
  James Kenigsberg, our Chief Technology Officer.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our Named Executive Officers. The compensation provided to our Named Executive Officers for fiscal year 2016 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee of our Board arrived at the specific compensation policies and decisions involving our the Named Executive Officers, during fiscal year 2016; the role of Compensia, our outside compensation consultant; and the peer group used in evaluating executive officer compensation.

Executive Summary

2016 Financial and Business Highlights

        We are a leading provider of cloud-based software-as-a-service, or SaaS, technology and technology-enabled services that enable leading nonprofit colleges and universities to deliver their degree programs at scale to students anywhere.

        In 2016, we achieved significant financial and business results:

  •
  We increased our revenue from $150.2 million in 2015 to $205.9 million in 2016.

  •
  We improved our adjusted EBITDA from a loss of $6.6 million in fiscal year 2015 to $4.5 million in 2016.(1)

  •
  Full course equivalent enrollments in our clients' programs grew from 57,019 in 2015 to 77,344 in 2016.

  •
  From inception through December 31, 2016, more than 24,000 unique individuals have enrolled as students in our clients' programs, and 83% of students who have entered these programs have either graduated or remain enrolled.

(1)
Adjusted EBITDA represents our earnings before net interest (income) expense, income taxes, depreciation and amortization, adjusted to eliminate stock based compensation expense, which is a non cash item. Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net loss, see the section titled "Selected Financial Data-Adjusted EBITDA" of the Company's Form 10-K filed with the SEC on February 24, 2017.

Executive Compensation Highlights

        Consistent with our general compensation philosophy, we strive to provide a compensation package to each executive officer, including our Named Executive Officers, that is competitive, rewards achievement of our business objectives, drives the development of a successful and growing business, and aligns the interests of our Named Executive Officers' with our stockholders through equity ownership in the Company. Our 2016 compensation actions and decisions reflect our financial results and business performance and our Named Executive Officers' accomplishments that helped achieve these results and performance.

        The Compensation Committee took the following actions with regard to its review and analysis of 2016 compensation for our Named Executive Officers:

  •
  Reviewed, assessed and updated the prior peer group of comparable public companies, selected with the assistance of an independent compensation consultant, to inform our decision making process and assist in ensuring that our executive compensation program is positioned to be competitive and aligned with our business objectives at the current stage of the Company's growth;

  •
  As a result of its overall review, including comparisons against our peer group, increased the base salary and target cash incentive compensation opportunities for all of our Named Executive Officers; and

  •
  Approved equity awards to our Named Executive Officers, at levels consistent with our philosophy of more heavily weighting equity ownership, to address our retention objectives and reward individual performance.

        We endeavor to maintain good governance standards in our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program annually to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2016:

  •
  Independent Compensation Committee.  The Compensation Committee consists solely of independent directors and is responsible for making all executive compensation decisions.

  •
  Annual Executive Compensation Review.  The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group.

  •
  No "Single Trigger" Change in Control Payments for Executive Officers.  We do not provide change in control payments to our Named Executive Officers. Further, equity awards granted to our Named Executive Officers since 2014 provide for vesting acceleration of unvested awards only on a "double trigger" basis—that is, each Named Executive Officer is eligible to receive vesting acceleration of a portion or all of their unvested awards in connection with a change in control of the Company only if the employment of such Named Executive Officer terminates without cause or for good reason on or within 12 months after the change in control.

  •
  Compensation At-Risk.  Our executive compensation program is designed so that a significant portion of total compensation is "at-risk," including performance-based annual bonuses, which are based largely on corporate performance, and equity-based long-term incentives to align the interests of our Named Executive Officers and stockholders. Equity awards granted to our Named Executive Officers typically vest or are earned over four-year periods, consistent with current market practice and our retention objectives.

  •
  Limited Post-Termination Benefits.  Except in the case of our Chief Executive Officer, we have not provided or promised post-termination retirement or pension-type non-cash benefits for our executive officers.

  •
  Restrictions on Transactions in Our Securities.  Our insider trading policy prohibits our employees, including our Named Executive Officers, from conducting, among other things, short sales, hedging of stock ownership positions and transactions in derivative securities relating to our capital stock.

Executive Compensation Philosophy, Objectives and Design

        We operate in a highly fragmented, rapidly evolving and competitive market, and we believe that our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain skilled teams in technology, content development, marketing and other business professionals. The market for skilled personnel in the technology industry is highly competitive. Further, because of the significant nature of each new client relationship, our senior management team is heavily involved in the client identification and sales process, and their expertise is critical in navigating the complex approval processes of large nonprofit colleges and universities. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and retains talented individuals who possess the skills necessary to create long-term value for our stockholders, grow our business while maintaining our dedicated focus on quality, and assist in the achievement of our strategic goals.

        The key elements of our total compensation philosophy include the following:

        Company Ownership.    We believe that equity ownership by employees, including our Named Executive Officers, is a critical retention tool and emphasizes long-term results and aligns the interests of our employees, Named Executive Officers and stockholders.

        Focus on results.    Our executive compensation program is weighted towards at-risk, performance-based compensation. A significant portion of our Named Executive Officers' compensation is at-risk and dependent upon our performance.

        Fair, Flexible and Results-Oriented.    We design our compensation structure to reward results and to drive excellence and consistency across the Company, while recognizing inherent differences between functions. Our annual incentive bonus plan provides that employees who focus on a particular client program would have their bonus payout weighted more heavily toward the applicable client program's performance and corporate employees would have their bonus payout weighted more heavily toward overall corporate performance.

        Our executive compensation program has been heavily weighted towards equity. Our Compensation Committee determined that compensation in the form of equity helps to align our executives with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. Prior to our becoming a public company in April 2014, our equity compensation program was largely in the form of stock option grants. Following our initial public offering, we shifted to a mix of RSUs settled in shares of common stock and stock options as our primary equity vehicles for all equity-eligible employees, including our Named Executive Officers. Our Named Executive Officers typically receive 50% of their equity awards in the form of RSUs and 50% in the form of stock options. We believe that options, which we grant with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for recipients, since the options reward our Named Executive Officers only to the extent that our stock price appreciates on a sustained basis following their grant date. RSUs, while also providing an appropriate long-term incentive to recipients, due to their long-term vesting schedules, effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation.

        To maintain a competitive compensation program, we have also provided cash compensation in the form of base salaries and performance-based annual cash bonuses. All eligible employees, including our Named Executive Officers, participate in the same annual performance-based bonus plan. Our Named Executive Officers are eligible to receive a target cash bonus under our annual performance-based bonus plan equal to a percentage of their base salary based on achievement of corporate financial goals. We typically consider companies in our peer group to set total compensation targets for our Named Executive Officers, and we may also consider unique skills sets, specialized industry knowledge and other factors in making those determinations.

        In early 2016, our Compensation Committee, with the assistance of the Company's compensation consultant, reviewed our executive compensation, including base salaries, bonuses, equity awards, and benefit programs, to ensure that our compensation program promotes stockholder interests and provides appropriate rewards and incentives for our Named Executive Officers.

Consideration of "Say-on-Pay" Voting Results

        For 2015, the Company's advisory vote on say-on-pay garnered shareholder support of 82%. The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of our 2015 shareholder "say-on-pay" vote in making compensation decisions during 2016. Based on this feedback and the 82% say-on-pay approval by shareholders for 2015, the Compensation Committee believes that shareholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply the same principles in determining 2016 compensation actions.

Process for Setting Compensation

        Compensation decisions for our Named Executive Officers are determined by our Compensation Committee, with input from management (including our Chief Executive Officer and compensation consultant retained by management, when appropriate). Our Compensation Committee reviews the compensation of our executive officers, including our Named Executive Officers, on an annual basis, or more frequently in certain situations, to ensure the executives are properly incentivized, and makes adjustments as necessary.

        In determining base salaries, bonus targets and equity incentive awards for our Named Executive Officers, our Compensation Committee considers their historical compensation levels, compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, and our desire to drive short- and long-term results that are in the best interests of our stockholders. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives, although we typically consider companies in our peer group to set total compensation targets for our Named Executive Officers, and we may also consider unique skills sets, specialized industry knowledge and other factors in making those determinations.

        Our Board, excluding our Chief Executive Officer, determines the compensation of our Chief Executive Officer, after considering the recommendation of the Compensation Committee. The Compensation Committee has historically determined the compensation of our Named Executive Officers, other than our Chief Executive Officer, after considering the recommendation of our Chief Executive Officer, which may include input from our compensation consultant.

        For 2016, we engaged a compensation consultant, Compensia, to advise in matters relating to the compensation of our executives. For additional information about Compensia's role in our process for setting compensation, see the section entitled "—Role of Compensation Consultant."

        At the beginning of 2016, following discussions with management and a review of Compensia's findings, the Compensation Committee ultimately made adjustments to total compensation for our Named Executive Officers to promote executive retention and more closely align ourselves with our peer companies in a competitive technology employment market.

Role of Compensation Committee

        Pursuant to its charter, the Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our Named Executive Officers, including our Chief Executive Officer, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the company, including accomplishment of our long-term business and financial goals. For additional information about our Compensation Committee, see the section entitled "—Compensation Committee."

Role of Management

        In carrying out its responsibilities, our Compensation Committee works with members of our management, including our Chief Executive Officer and Chief Financial Officer, and our human resources, finance, and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management's perspective and recommendations on compensation matters. Our Chief Executive Officer, Chief Financial Officer and members of our legal department may attend meetings of the Compensation Committee to present information and answer questions. Our Chief Executive Officer may also make recommendations to the Compensation Committee regarding compensation for our Named Executive Officers other than for himself because of his daily involvement with our Named Executive Officers. Our Compensation Committee solicits and reviews our Chief Executive Officer's recommendations as one of several factors in making compensation decisions, along with recommendations and market data obtained by our compensation consultant, and the Compensation Committee's own independent judgment. No Named Executive Officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

        At the request of the Compensation Committee, in late 2014 management retained Compensia to assist it in providing the Compensation Committee the data necessary to enable it to carry out its responsibilities. Management has previously retained Compensia to review and assess our executive and employee compensation practices relative to market compensation practices and to provide market compensation data. For additional information on these engagements, see the section entitled "—Role of Compensation Consultant" below.

Role of Compensation Consultant

        We retained Compensia to advise on our executive compensation programs and practices and our executive compensation decisions for 2016 given its expertise in the technology industry and its knowledge of our peer companies. During late 2015 and early 2016, Compensia provided the following services as requested by management:

  •
  evaluated the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals relative to market norms;

  •
  reviewed and assessed our peer group of companies to understand competitive market compensation practices;

  •
  reviewed and assessed our current Named Executive Officer compensation practices and equity profile relative to our peers; and

  •
  reviewed and assessed whether our Board of Directors' compensation policy is appropriate for a publicly traded company.

        In late 2016, we again engaged Compensia to assist with our compensation planning for 2017, including providing data for our overall equity and incentive plan targets and total cash compensation for our Named Executive Officers.

        During 2016, Compensia did not perform work for the Company other than the services detailed above, and for the purposes of assisting with our compensation planning for 2017. The Compensation Committee has assessed the independence of Compensia and concluded that the engagement of Compensia does not raise any conflict of interest with the Company or any of its directors or executive officers.

Compensation Peer Group

        In March 2016, our Compensation Committee approved the use of the following peer group of companies that operate in the cloud based SaaS or adjacent Internet software and services markets, with similar revenues, revenue growth, business stage and market capitalization, to inform its decisions related to 2016 executive compensation:

Angie's List	Ellie Mae	Opower
Bazaarvoice	Financial Engines	SPS Commerce
Benefitfocus	HubSpot	Textura
ChannelAdvisor	Jive Software
Cornerstone OnDemand	LivePerson
Cvent	LogMeIn
Demandware	Marketo
Diligent	New Relic

        We believe that peer group comparisons are useful guidelines to measure the competitiveness of our compensation practices. However, the Compensation Committee has not adopted any formal benchmarking guidelines and maintains discretion to set levels of executive compensation above or below peer levels based upon distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, an executive's level of experience and responsibilities, and comparability of roles within other peer companies.

Elements of Compensation

        The compensation program for our Named Executive Officers consists of:

  •
  base salary;

  •
  performance-based cash compensation;

  •
  long-term equity compensation; and

  •
  employee benefits and perquisites.

        Each Named Executive Officer's compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we expect to review our executive compensation program annually.

Base Salaries

        We provide base salaries to our Named Executive Officers and other employees to compensate them for services rendered day-to-day during the year and provide a level of stable fixed compensation. Each Named Executive Officer's initial base salary was established as the result of an arm's-length negotiation with the individual at the time of hiring, and later pursuant to the Company's annual review processes. We generally do not apply specific formulas to determine changes in base salary. Rather, our Compensation Committee oversees the review of base salaries of our Named Executive Officers on an annual basis and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer's responsibilities, experience and performance, prior salary level, position (in the case of a promotion), market conditions and overall Company performance.

        In April 2016, in connection with its review of our executive compensation program, our Compensation Committee approved adjustments, as applicable, to the base salaries of our Named Executive Officers, as set forth in the table below. Our Compensation Committee based its adjustments on various factors, including, peer group comparisons, distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, level of experience and responsibilities, and uniqueness of roles as compared to peer companies.

Named Executive Officer	2016 Base Salary ($)	2015 Base Salary ($)	Percentage Increase
Christopher J. Paucek	500,000	430,000	16%
Catherine A. Graham	350,000	315,000	11%
Susan E. Cates(1)	400,000	—	—
Harsha Mokkarala(2)	315,000	214,669	47%
James Kenigsberg	360,000	315,000	14%

(1)
Ms. Cates' 2016 base compensation was initially approved by our Compensation Committee in January 2016 prior to her start date on March 31, 2016.

(2)
Mr. Mokkarala's 2016 base compensation was initially approved by our Compensation Committee in January 2016 prior to his promotion to Chief Marketing Officer.

Performance-Based Annual Bonuses

        We use performance-based annual cash bonuses to motivate our employees, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. At the end of each year, our Board approves our operating plan for the next fiscal year, which includes corporate performance objectives. At the beginning of each year, the Compensation Committee uses these performance objectives to structure the annual cash bonus plan for the year.

  2016 Bonus Plan

        In January 2016, the Compensation Committee approved the 2016 Bonus Plan for our employees, including our Named Executive Officers, taking into consideration a competitive market analysis performed by Compensia, the recommendations of our Chief Executive Officer (except with respect to his own target annual cash bonus opportunity) and the other factors described above. The Compensation Committee determined that, to maintain the competitiveness of our Named Executive Officers' target total cash compensation opportunities, increases to their 2015 target annual cash bonus opportunities were necessary. Under the 2016 Bonus Plan, the target annual cash bonus opportunities of the Named Executive Officers for 2016 were as follows:

Named Executive Officer	2016 Eligible Base Compensation ($)	Target Bonus Percentage(1)	Target Bonus Payout ($)(1)
Christopher J. Paucek	500,000	100%	500,000
Catherine A. Graham	350,000	70%	245,000
Susan E. Cates	400,000	75%	300,000
Harsha Mokkarala	315,000	60%	189,000
James Kenigsberg	360,000	70%	252,000

        Payouts for our Named Executive Officers under our 2016 Bonus Plan were based on the achievement of two performance measures for our Company in 2016—revenue and adjusted EBITDA, which is described in more detail below. Revenue was given a weighting of 60% and adjusted EBITDA was given a weighting of 40%. These corporate performance measures were based on stretch goals over our 2016 corporate budget, as approved by the Board, and were selected because they support our objectives of achieving growth while remaining on a path to steady state adjusted EBITDA margins. Minimum levels of achievement of each performance measure below 100% of the applicable targets corresponded with performance expectations for 2016 disclosed by the Company during the fourth quarter of 2015. In addition, levels of achievement of each performance measure above 100% of the applicable targets were set as a multiple of the underperformance payout bands to make overperformance more difficult to achieve. We believe these performance measures align our Named Executive Officer incentives with stockholder interests through the creation of sustainable long-term value.

        Payment of any portion of the bonus opportunity for fiscal year 2016 related to a specific corporate performance measure was contingent on our achievement of a minimum percentage of the target level for such measure, and the payment level was capped at our achievement of a maximum percentage of the target level. The minimum achievement levels for revenue and Adjusted EBITDA were 97% and 10% of the target levels, respectively, while the achievement levels required to achieve the maximum bonus under the plan were greater than 104% and 154% of the target levels, respectively. Payout percentages for the various achievement levels were as follows:

Revenue		Adjusted EBITDA
Achievement Percentage	Payout Percentage	Achievement Percentage	Payout Percentage
97%	50%	10%	50%
100%	100%	100%	100%
>104%	120%	>154%	120%

        Adjusted EBITDA represents our earnings before net interest (income) expense, income taxes, depreciation and amortization, adjusted to eliminate stock based compensation expense, which is a non cash item. Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net loss, see the section titled "Selected Financial Data-Adjusted EBITDA" of the Company's Form 10-K filed with the SEC on February 24, 2017.

        In general, we consider our corporate performance targets for fiscal year 2016 to have been challenging but achievable. For fiscal year 2016 our revenue was $205.9 million, 102% of our target level, and adjusted EBITDA was $4.5 million, 130% of our target level. In March 2016, the Board determined that we had achieved the revenue and adjusted EBITDA goals at an overall weighted level of 108%, and therefore, the Compensation Committee approved the following payouts under the 2016 Bonus Plan to our Named Executive Officers:

Named Executive Officer	Bonus Payout ($)(1)
Christopher J. Paucek	500,535
Catherine A. Graham	252,630
Susan E. Cates	230,625
Harsha Mokkarala	200,672
James Kenigsberg	254,835

(1)
Our compensation year runs from April 1 through March 31, and payouts under our 2016 Bonus Plan were calculated on a weighted average basis using the applicable 2015 target bonus percentage for base compensation earned from January 1, 2016 through March 31, 2016, and the applicable 2016 target bonus percentage for base compensation earned during the remainder of 2016.

        These bonus amounts for the Named Executive Officers' performance during 2016 are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2016.

Long-Term Incentive Compensation

        We use long-term incentive compensation in the form of equity awards to align the interests of our employees, including the Named Executive Officers, with the interest of our stockholders. We believe that if our employees own shares of our common stock in amounts that are significant to them, they will have a strong incentive to act to maximize long-term stockholder value. For 2016, we relied on options to purchase shares of our common stock and restricted stock units (RSUs) as the principal vehicles for delivering long-term incentive compensation opportunities to our Named Executive Officers. We believe that options, which we grant with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for recipients, since the options reward them only to the extent that our stock price appreciates on a sustained basis following their grant date. RSUs, while also providing an appropriate long-term incentive to recipients, due to their long-term vesting schedules, effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation.

        In determining the size of the equity awards granted to our Named Executive Officers, the Compensation Committee takes into consideration the recommendations of our Chief Executive Officer (except with respect to his own equity award), the existing equity holdings of each Named Executive Officer (including the current economic value of his or her unvested equity awards), and the other factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. The Compensation Committee also applies its subjective judgment to determine the appropriate size of each Named Executive Officer's equity award.

        In mid-2014, our Compensation Committee approved a framework for granting equity awards. Under this framework, we typically grant equity awards at the start of employment and upon promotion to each equity-eligible employee, including our Named Executive Officers. Our framework for granting equity awards sets per position dollar amounts for each type of award. The exact number of stock options granted to each participant is calculated by dividing the appropriate dollar amount by the Black-Scholes value of an option to purchase a share of our common stock on the grant date. The exact number of restricted stock units granted to each participant is calculated by dividing the appropriate dollar amount by the value of a share of our common stock on the grant date.

        The Compensation Committee approves individual equity awards for new hires and promoted employees on a quarterly basis, and the grant dates of each award are typically the first business day of the quarter after the Compensation Committee has approved the grants. We typically set the exercise prices for stock options at the fair market value of a share of our common stock on the date of grant. Our time-vested stock option grants to our Named Executive Officers typically vest as follows: 25% on the first anniversary of the date of grant or, if earlier, the vesting commencement date, and 1/36th per month thereafter, until fully vested at the end of four years. These stock option grants generally have a term of 10 years from the grant date. Our restricted stock unit awards typically vest in equal annual installments over a four-year period.

  Annual Equity Awards

        In April 2016, in accordance with the previously established equity award framework, the Compensation Committee granted equity awards to certain of our employees, including Named Executive Officers, in the form of options to purchase shares of our common stock and restricted stock units.

        In determining the amount of each Named Executive Officer's equity award, the Compensation Committee took into consideration the factors described above, including the recommendations of our Chief Executive Officer (except with respect to his own equity award).

        The annual equity awards granted to the Named Executive Officers in 2016 were as follows:

Named Executive Officer	Stock Options Granted (number of shares) (#)	Stock Options Granted (grant date fair value) ($)	RSUs Granted (number of shares) (#)	RSUs Granted (grant date fair value) ($)
Christopher J. Paucek	90,862	999,991	44,111	999,996
Catherine A. Graham	34,073	374,994	16,541	374,984
Susan E. Cates	40,888	449,997	19,850	450,000
Harsha Mokkarala	27,258	299,991	13,233	299,992
James Kenigsberg	45,739	499,983	22,054	499,964

Other Compensation

        We offer a tuition reimbursement benefit for all of our employees, including our Named Executive Officers. Under this program, we pay 100% of the cost of tuition for eligible employees and their spouses and dependents enrolled in one of our clients' eligible graduate programs.

        As set forth in the "All Other Compensation" column in the Summary Compensation Table, the Company also makes contributions to the 401(k) plan and pays premiums for term life insurance policies on behalf of our Named Executive Officers, consistent with those provided to all of our employees.

Employment Arrangements

        Please see "—Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements" for information regarding the severance provisions for Mr. Paucek, who is the only Named Executive Officer who currently has such arrangements.

Other Compensation Policies

Risk Assessment

        The Compensation Committee has reviewed the Company's compensation programs for employees, including Named Executive Officers, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company's annual performance-based bonus plan and long-term equity incentives provide an effective and appropriate mix of incentives to help ensure that the Company's performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Derivatives Trading and Hedging Policy

        Our Insider Trading and Window Period Policy prohibits the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers and members of our Board.

Policy regarding 10b5-1 Plans for Directors and Executive Officers

        We typically encourage our executive officers and members of our Board to adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own, and our Insider Trading and Window Period Policy expressly provides that such individuals may not trade in our equity securities during "blackout" periods.

 COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board, and the Board approved that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
John M. Larson (Chairperson)
Paul A. Maeder
Coretha M. Rushing

Summary Compensation Table

        The following table sets forth summary information regarding compensation earned during the years ended December 31, 2016, 2015 and 2014 by our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer and Chief Technology Officer, which we refer to as our Named Executive Officers. The following table includes all compensation earned by our Named Executive Officers for the respective periods, regardless of whether such amounts were actually paid during that period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Christopher J. Paucek	2016	479,583	—	999,996	999,991	500,535	18,874	(3)	2,998,979
Chief Executive Officer	2015	421,250	—	999,976	999,996	375,966	20,799		2,817,987
	2014	391,667	—	909,997	910,270	317,250	14,778		2,543,962
Catherine A. Graham	2016	339,792	—	374,984	374,994	252,630	6,498	(4)	1,348,898
Chief Financial Officer	2015	310,625	—	349,981	349,996	212,002	6,519		1,229,123
	2014	294,724	—	300,003	300,085	190,981	5,248		1,091,041
Susan E. Cates	2016	284,722	—	450,000	449,997	230,625	1,947	(5)	1,417,291
Chief Operating Officer	2015	—	—	—	—	—	—		—
	2014	—	—	—	—	—	—		—
Harsha Mokkarala	2016	309,679	—	299,992	299,991	200,672	5,642	(6)	1,115,976
Chief Marketing Officer	2015	—	—	—	—	—	—		—
	2014	—	—	—	—	—	—		—
James Kenigsberg	2016	342,708	—	499,964	499,983	254,835	6,498	(7)	1,603,988
Chief Technology Officer	2015	310,625	—	349,981	349,996	212,002	6,529		1,229,133
	2014	296,250	—	300,003	300,085	191,970	5,248		1,093,556

(1)
The amounts shown in these columns reflect the grant date fair value for stock option and restricted stock unit awards, as applicable in accordance with ASC Topic 718. The amounts represent all stock option and restricted stock unit awards issued to each Named Executive Officer during 2016, 2015 and 2014 that are subject to time-based vesting. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for stock options, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 24, 2017.

(2)
Amounts shown in this column for 2016 represent the cash amounts paid in March 2017 under our 2016 Bonus Plan. Amounts shown in this column for 2015 and 2014 represent the cash amounts paid in 2016 and 2015, respectively, under our 2015 and 2014 Bonus Plans, respectively. See "—Compensation Discussion and Analysis—Elements of Compensation—

*
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Compensation Committee Report by reference therein.

  Performance-Based Annual Bonuses—2016 Bonus Plan" for a description of the formula used to determine these amounts for 2016.

(3)
Represents (i) $15,035 in tuition reimbursement payments, (ii) $3,336 in 401(k) matching contributions and (iii) $504 in basic life insurance premiums paid by us.

(4)
Represents (i) $5,994 in 401(k) matching contributions and (ii) $504 in basic life insurance premiums paid by us.

(5)
Represents (i) $1,443 in 401(k) matching contributions and (ii) $504 in basic life insurance premiums paid by us.

(6)
Represents (i) $5,138 in 401(k) matching contributions and (ii) $504 in basic life insurance premiums paid by us.

(7)
Represents (i) $5,994 in 401(k) matching contributions and (ii) $504 in basic life insurance premiums paid by us.

Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to all plan-based awards granted to our Named Executive Officers during fiscal 2016.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(4)
							Closing Price on Date of Grant ($/Sh)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Christopher J. Paucek	N/A	233,188	466,375	559,650	—	—	—	—
	04/01/2016	—	—		44,111	90,862	22.67	1,999,987
Catherine A. Graham	N/A	117,469	234,938	281,925	—	—	—	—
	04/01/2016	—	—		16,541	34,073	22.67	749,978
Susan E. Cates	N/A	106,771	213,542	256,250	—	—	—	—
	04/01/2016	—	—		19,850	40,888	22.67	899,996
Harsha Mokkarala	N/A	93,647	187,293	224,752	—	—	—	—
	04/01/2016	—	—		13,233	27,258	22.67	599,983
James Kenigsberg	N/A	118,635	237,271	284,725	—	—	—	—
	04/01/2016	—	—		22,054	45,739	22.67	999,948

(1)
Amounts shown represent the minimum (50%), target (100%) and maximum (120%) amounts that could be paid under our 2016 Bonus Plan, as discussed under "Compensation Discussion and Analysis—Compensation Elements—2016 Bonus Plan." These amounts were calculated on a weighted average basis using the applicable 2015 target bonus percentage for base compensation earned from January 1, 2016 through March 31, 2016, and the applicable 2016 target bonus percentage for base compensation earned during the remainder of 2016.

(2)
All restricted stock units, awards of common stock, and stock options were granted pursuant to our 2014 Equity Incentive Plan.

(3)
The exercise price of the option awards is equal to the closing market price of our common stock on the date of grant.

(4)
The amounts reported reflect the grant date fair value for stock option and restricted stock unit awards, as applicable, in accordance with ASC Topic 718. The amounts represent all stock option and restricted stock unit awards issued to each Named Executive Officer during 2016 that are subject to time-based vesting. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information about outstanding stock options and stock awards held by each of our Named Executive Officers as of December 31, 2016. These stock option awards were granted under our 2008 Plan and our 2014 Plan and these stock awards were granted under our 2014 Plan.

			Option Awards						Stock Awards
											Market Value of Units That Have Not Vested ($)(2)
			Number of Securities Underlying Unexercised Options
							Option Exercise Price ($)		Number of Units That Have Not Vested(#)(1)
								Option Expiration Date
Name	Grant Date		Exercisable		Unexercisable(1)
Christopher J. Paucek	01/23/2009		384,000		—		0.60	01/23/2019
	02/23/2011		35,639		—		1.82	06/08/2020
	02/15/2012		110,001		—		3.08	02/15/2022
	05/08/2013		386,201		10,417		5.75	05/08/2023
	11/26/2013		138,541		36,459		8.45	10/04/2023
	12/19/2013		138,541		36,459		8.45	10/04/2023
	03/06/2014	(6)	114,734		42,616		11.00	03/06/2024	41,364		1,247,125
	04/01/2015		33,547		46,968		25.52	04/01/2025	29,388		886,048
	04/01/2016		—		90,868		22.67	04/01/2026	44,111		1,329,947
Catherine A. Graham	04/30/2012		200,000		—		3.08	04/30/2022
	03/06/2014	(6)	37,824		14,049		11.00	03/06/2024	13,637		411,156
	04/01/2015		11,742		16,438		25.52	04/01/2025	10,286		310,123
	04/01/2016		—		34,073		22.67	04/01/2026	16,541		498,711
Susan E. Cates	04/01/2016		—		40,888		22.67	04/01/2026	19,850		598,478
Harsha Mokkarala	11/26/2013		17,271		5,834		8.45	10/01/2023
	03/06/2014	(6)	11,110		7,710		11.00	03/06/2024	3,239		97,656
	04/01/2015		3,187		4,461		25.52	04/01/2025	2,792		84,179
	07/01/2015		3,400		6,202		30.83	07/01/2025	3,558		101,274
	04/01/2016		—		27,258		22.67	04/01/2026	13,233		398,975
James Kenigsberg	01/23/2009		99,900		—		0.60	01/23/2019
	02/23/2011		20,000		—		1.82	06/08/2020
	07/14/2011		10,000		—		3.08	06/27/2021
	02/28/2012		5,124	(3)	—		3.08	02/28/2022
	03/06/2014	(6)	13,067		14,049		11.00	03/06/2024	13,637		411,156
	04/01/2015		10,177		16,438		25.52	04/01/2025	10,286		310,123
	04/01/2016		—		34,073		22.67	04/01/2026	16,541		498,711
	04/01/2016		—		11,666	(4)	22.67	04/01/2026	5,513	(5)	166,217

(1)
Except as otherwise noted, all stock options shown vest 25% on the first anniversary of their grant date, and the remaining 75% vest thereafter in 36 equal monthly installments; in each case, the expiration date is 10 years after the grant date. Except as otherwise noted, each restricted stock unit award vests in 25% installments on the first, second, third and fourth anniversaries of its grant date.

(2)
The amounts listed in this column are determined by multiplying the number of units that have not vested by $30.15 (the closing price of our common stock on the last trading day of fiscal year 2016).

(3)
James Kenigsberg elected to forego a portion of his target cash bonus opportunity under the 2012 Bonus Plan and received this option in lieu of such portion. Each such option vested in June 2013 upon the satisfaction of performance conditions.

(4)
This option award vests as follows: 50% of the shares underlying the option vested on April 1, 2017 and the remaining 50% of the shares underlying the option vest on April 1, 2018.

(5)
This stock award vests as follows: 50% of the shares underlying the stock award vested on April 1, 2017 and the remaining 50% of the shares underlying the stock award vest on April 1, 2018.

(6)
Each restricted stock unit award granted on March 6, 2014 has vested or will vest as to 25% of the underlying shares on each of January 31, 2015, 2016, 2017 and 2018. Each stock option award granted on March 6, 2014 vested as to 25% of the underlying shares on January 31, 2015, and the remaining 75% vest thereafter in 36 equal monthly installments thereafter.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher J. Paucek	52,506	1,517,948	30,478	640,265
Catherine A. Graham	—	—	10,246	215,573
Susan E. Cates	—	—	—	—
Harsha Mokkarala	—	—	3,734	88,812
James Kenigsberg	11,705	274,378	10,246	215,573

Pension Benefits

        Our executive officers, including our Named Executive Officers, did not participate in, or otherwise receive any benefits under, any defined benefit pension plan sponsored by us during the year ended December 31, 2016.

Nonqualified Deferred Compensation

        Our executive officers, including our Named Executive Officers, did not earn any nonqualified deferred compensation benefits from us during the year ended December 31, 2016.

Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements

        We have entered into agreements with our Named Executive Officers that may provide for benefits under the circumstances described below if the officer's employment is terminated or we experience a change in control (such as a change in the beneficial ownership of our Company by more than 50% or a sale of substantially all of our assets).

Severance

        We have entered into a confidential information, invention assignment, work for hire, non-compete and no solicit/no hire agreement with Mr. Paucek, which provides, among other things, that during the six-month period after his termination of employment with the Company, he may not engage, in any capacity, in the business of developing or administering degree-granting distance learning higher education services without the advance written consent of our Board. In exchange for these agreement not to compete, we have agreed to pay Mr. Paucek during the six-month period after his termination of employment with the Company, an amount equal to six months of the highest salary earned during his employment with us.

Change in Control Equity Acceleration

        The terms of option award agreements for options granted to our Named Executive Officers under our 2008 Plan on or before June 19, 2009, provided accelerated vesting if their employment is terminated as a result of a change in control. Options granted to our Named Executive Officers under our 2008 Plan after June 19, 2009 provided accelerated vesting upon a change in control equal to the amount of the award that would have vested on the one-year anniversary of the change in control.

        The terms of option and RSU award agreements under our 2014 plan provide that options and RSUs, respectively, granted to our Named Executive Officers will vest and become exercisable if their employment is terminated without cause or for good reason on or within 12 months after the change in control.

        The table below provides an estimate of the value of the compensation due to each of our Named Executive Officers in the events described below, assuming that the change in control or termination of employment was effective on December 31, 2016, under the conditions described above and assuming a per-share stock price of $30.15, the price of our common stock on that date. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination	Change in Control Followed by Involuntary Termination
Name	Cash ($)	Cash ($)	Equity ($)(1)	Total ($)
Christopher J. Paucek	250,000	—	7,012,821	7,012,821
Catherine A. Graham	—	—	1,820,002	1,820,002
Susan E. Cates	—	—	904,320	904,320
Harsha Mokkarala	—	—	1,186,872	1,186,872
James Kenigsberg	—	—	2,124,330	2,124,330

(1)
The value of accelerated vesting of stock options and RSUs is based on the difference between the market price at December 31, 2016 of $30.15 per share less, in the case of options, the per share exercise prices of the stock options outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides certain information as of December 31, 2016, with respect to our equity compensation plans (after giving effect to shares issued and/or vesting on such date):

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by security holders(3)	4,882,237	$10.74	3,042,163
Equity compensation plans not approved by security holders	—	—	—

Total	4,882,237	$10.74	3,042,163

(1)
In addition to options, warrants and rights, our 2014 Plan allows awards to be made in the form of shares of restricted stock units or other forms of equity-based compensation. As of December 31, 2016, 1,412,934 shares of restricted stock units issued under our 2014 Plan were outstanding. Such restricted stock units are not reflected in the table above.

(2)
This number reflects the remaining shares available for future issuance under our 2014 Plan as of December 31, 2016. No shares remain available for future issuance under our 2008 Plan.

(3)
Under the terms of our 2014 Plan, the number of shares of the Company's common stock that may be issued under the 2014 Plan will automatically increase on January 1st of each year, for a period of ten years, from January 1, 2015 continuing through January 1, 2024, by 5% of the total number of shares of the Company's common stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares as may be determined by the Board.

Limitations on Liability and Indemnification

        Our Bylaws and amended and restated certificate of incorporation (the "Charter") contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, which provides that directors of a corporation will not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duties as a director. However, these provisions do not eliminate or limit the liability of our directors for:

  •
  any breach of the director's duty of loyalty to the Company or its stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

        This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Our Bylaws and Charter provide that we are required to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws and Charter also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our Bylaws and Charter also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. We have entered and expect to continue to enter into agreements to indemnify our directors as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our Bylaws and Charter may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers, as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

PROPOSAL THREE—ADVISORY VOTE TO APPROVE THE COMPANY'S
EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require a separate, nonbinding "say on pay" stockholder vote to approve the compensation of Named Executive Officers. The compensation paid to our Named Executive Officers and the Company's overall executive compensation policies and procedures are described in the "Compensation Discussion and Analysis" and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement.

        This proposal gives you as a stockholder the opportunity to endorse or not endorse the compensation paid to the Company's Named Executive Officers through the following resolution:

        "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement."

        Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

 PROPOSAL FOUR—APPROVAL OF THE COMPANY'S 2017 EMPLOYEE STOCK PURCHASE PLAN

        The Company's 2017 Employee Stock Purchase Plan (the "ESPP") was adopted by our Board of Directors on April 4, 2017. Stockholder approval of the ESPP is necessary for the ESPP to meet the requirements of Section 423 of the Internal Revenue Code, under which the ESPP is intended to qualify as an "employee stock purchase plan."

        Our Board of Directors believes it is in the best interests of the Company and its stockholders to adopt the ESPP. The ESPP encourages ownership of our shares of common stock by our employees and provides an additional incentive for them to promote the long-term growth and success of our business. We believe that providing our employees with a convenient method to invest in our common stock increases the equity stake of our employees and benefits our stockholders by aligning more closely the interest of participating employees with those of our stockholders. The ESPP complements our overall compensation strategy as discussed under the section entitled "COMPENSATION DISCUSSION AND ANALYSIS."

        The material terms of the ESPP are summarized below. This summary of the ESPP is not intended to be a complete description of the ESPP and is qualified in its entirety by the detailed provisions of the ESPP, a copy of which is attached as Annex 1 to this proxy statement.

Summary of the Company's 2017 Employee Stock Purchase Plan

        Purpose.    The purpose of the ESPP is to provide participating employees with the opportunity to acquire an ownership interest in the Company. These ownership interests are designed to provide an incentive for participants to help increase our long-term growth and success and provide an opportunity to share in that success as we continue to shape the future of our business. The ESPP allows employees of our company to purchase shares of common stock at a discount through payroll deductions. The ESPP provides that the purchase price per share will be not less than 85% of the fair market value of our common stock on the purchase date. The Committee may exercise its discretion, subject to certain conditions, to determine that the purchase price will be 85% of the lesser of the fair market value of our common stock on the purchase date or the fair market value of our common stock on the first day of the offering period (as discussed below).

        Administration.    The ESPP is administered by our Board of Directors or a committee appointed by our Board of Directors for such purpose (the "Committee"). The Committee has full discretionary authority to interpret and construe any provision of the ESPP and to adopt such rules and regulations for administering the ESPP as it deems necessary, provided such actions are not inconsistent with the ESPP or the requirements of the Internal Revenue Code. The Committee may appoint an employee or several employees of the Company or a qualified third party to administer the plan (the plan administrator).

        Shares Available for Issuance Under the ESPP.    A maximum of 1,000,000 shares of our common stock may be issued under the ESPP, subject to adjustments for certain capital transactions as described below.

        Adjustments.    In the event that adjustments are made in the number of outstanding shares of our common stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of stock dividend, stock split or other similar transactions, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased under the ESPP and (ii) the purchase price of a share of our common stock under the plan. All such adjustments will be made in the sole discretion of the Committee, and its decision will be binding and conclusive.

        Eligibility.    Each of our employees who is scheduled to work at least 20 hours per week is eligible to participate in the ESPP. An employee may enroll upon commencement of employment or prior to the first day of the next offering period. Under the requirements of the Internal Revenue Code, an employee who owns five percent or more of the total combined voting power or value of all classes of our stock is not eligible to participate in the ESPP. For purposes of determining who is a five percent owner, attribution of ownership rules apply, and shares of stock subject to outstanding options are taken into account. As of April 24, there are approximately 1,200 eligible participants, based on the current population of the Company.

        Offering Period.    Under the ESPP, the plan will proceed as a series of consecutive half-year offering periods. The first offering period is expected to begin on January 1, 2018, and will end on June 30, 2018. Unless the Committee determines otherwise prior to the beginning of an offering period, each subsequent offering period will begin each July 1 and January 1 (or the next trading day, if such date is not a trading day) and will last for six months, ending on December 31 or June 30, as the case may be (or the next trading day, if such date is not a trading day).

        Participation.    Payment for shares of our common stock purchased under the ESPP are made by authorized payroll deductions in accordance with instructions received from a participant. Such deductions may be between 1% and 15% of the participant's salary or wage compensation received from the Company as in effect at the start of the offering period. On the last trading date of each offering period, the amount in a participant's account will be used to purchase shares of our common stock by the participant. The balance, if any, in the participant's account following the purchase will be carried forward to the next offering period.

        Cessation of Participation.    Participants may withdraw from ESPP at any time by filing a notice of withdrawal with the plan administrator prior to the end of the offering period. A participant who elects to cease participation in the ESPP for a particular offering period may not rejoin that offering period at a later date. Participation ends automatically if the participant ceases to be an eligible employee for any reason (including death, disability, termination of employment, or other change in status). If a participant ceases to participate in the ESPP, the dollar amount in such participant's account will be refunded to the participant, or in the case of death, the participant's designated beneficiary on file or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

        Maximum Number of Purchasable Shares.    The maximum number of shares that a participant may purchase in any calendar year is equal to $25,000 divided by the closing selling price per share of our common stock on the last trading day of the offering period, subject to share adjustments in connection with certain events as described above. The Committee may establish additional limits before the start of any offering period.

        Amendment.    The Committee may amend or terminate the ESPP at any time. However, the Committee may not amend the ESPP without stockholder approval if such amendment increases the number of shares of common stock issuable under the ESPP (except for permissible adjustments discussed above) or changes the granting corporation to one other than the Company.

        Termination.    Unless sooner terminated by the Committee, the ESPP will continue in effect through, and including June 1, 2027. The ESPP will be suspended if at any time all shares available for issuance under the ESPP have been issued.

        Benefits under the ESPP.    The benefits to be received by our executive officers and employees under the ESPP are not determinable because, under the terms of the ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the ESPP. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the ESPP. Future purchase prices are not determinable because they will be based upon the closing selling price of our common stock on the applicable purchase date.

        The closing selling price per share of our common stock on April 24, 2017 was $43.55.

Federal Income Tax Consequences

        The following is a brief description of the U.S. federal income tax consequences generally arising with respect to options that may be awarded under the ESPP. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The ESPP is not intended to qualify under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. This description of the federal income tax consequences of the ESPP is not a complete description. There may be different tax consequences under certain circumstances, including local and foreign tax consequences. All affected individuals should consult their own advisors regarding their own situations. This discussion is intended for the information of the stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who will participate in the ESPP.

        Under the Internal Revenue Code as currently in effect, a participant in the ESPP will not be deemed to have recognized income, nor will the Company be entitled to a deduction, upon the participant's purchase of our common stock under the ESPP. Instead, a participant will recognize income when he or she sells or otherwise disposes of our common stock or upon his or her death.

        If a participant sells the shares of our common stock purchased under the ESPP more than two years after the date on which the option to purchase our common stock was granted and more than one year after the purchase of our common stock (the holding period), a portion of the participant's gain will be ordinary income and a portion may be capital gain. The participant will be taxed at ordinary income tax rates on the excess of the value of our common stock on the date on which the option was granted (on the first day of the offering period) over the purchase price, or, if less, the entire gain on the sale. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in our common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our common stock is held by the participant. The Company will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

        If a participant sells our common stock before the expiration of the holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of our common stock on the purchase date exceeded the purchase price. The Company will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant's basis in our common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our common stock are held by the participant.

        The estate of a participant who dies while holding our common stock purchased under the ESPP will recognize ordinary income in the year of the participant's death in an amount equal to the excess of the value of our common stock on the date on which the option was granted over the purchase price, or, if less, the amount by which the fair market value of our common stock on the date of death exceeds the purchase price.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE COMPANY'S 2017 EMPLOYEE STOCK PURCHASE PLAN.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of April 24, 2017 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors; and

  •
  all of our current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 23, 2017, which is 60 days after April 24, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For certain stockholders, the percentage ownership assumes the exercise of options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706.

Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
FMR LLC(1)	5,427,156	11.4%
Franklin Resources, Inc.(2)	4,915,731	10.3%
Gilder, Gagnon, Howe & Co. LLC(3)	3,553,012	7.5%
The Vanguard Group(4)	3,201,512	6.7%
Arrowpoint Asset Management, LLC(5)	2,721,698	5.7%
William Blair Investment Management, LLC(6)	2,551,329	5.4%
Executive Officers and Directors:
Christopher J. Paucek(7)	1,495,109	3.1%
Catherine A. Graham(8)	287,826	*
Susan E. Cates(9)	16,888	*
Harsha Mokkarala(10)	59,954	*
James Kenigsberg(11)	267,017	*
John M. Larson(12)	314,518	*
Mark J. Chernis(13)	135,914	*
Edward S. Macias(14)	19,929	*
Paul A. Maeder(15)	28,694	*
Robert M. Stavis(16)	121,274	*
Timothy M. Haley(17)	1,359,413	2.9%
Sallie L. Krawcheck(18)	45,143	*
Earl Lewis(19)	42,163	*
Coretha M. Rushing	—	*
All current directors and executive officers as a group (15 persons)	4,193,842	8.4%

*
Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC ("FMR"). According to its Schedule 13G filing, FMR has sole dispositive power with respect to 5,427,156 shares of our common stock and sole voting power with respect to 18,877 shares of our common stock. The principal business address of FMR is 245 Summer Street, Boston, MA 02210.

(2)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 8, 2017 by Franklin Resources, Inc. ("Franklin Resources"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. ("Franklin Advisers") to the effect that (a) each (directly or indirectly) has dispositive and voting power over these shares to the extent disclosed therein and (b) these shares are held by investment companies or other managed accounts which are advised by subsidiaries of Franklin Resources pursuant to investment management contracts which grant to such subsidiaries all investment and voting power over these shares. The business address for Franklin Resources, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers is One Franklin Parkway, San Mateo, CA 94403.

(3)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2017 by Gilder, Gagnon, Howe & Co. LLC ("Gilder"). According to its Schedule 13G filing, Gilder has sole dispositive power with respect to 39,712 shares of our common stock, sole voting power with respect to 39,712 shares of our common stock and shared dispositive power with respect 3,513,300 shares of our common stock. The principal business address of Gilder is 475 10th Avenue, New York, NY 10018.

(4)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 9, 2017 by The Vanguard Group ("Vanguard"). According to its Schedule 13G filing, Vanguard has sole dispositive power with respect to 3,127,525 shares of our common stock, shared dispositive power with respect to 73,987 shares of our common stock, sole voting power with respect to 73,487 shares of our common stock and shared voting power with respect to 2,300 shares of our common stock. The principal business address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355

(5)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 13, 2017 by Arrowpoint Asset Management, LLC ("Arrowpoint"). According to its Schedule 13G filing, Arrowpoint has sole dispositive power with respect to 2,721,698 shares of our common stock and sole voting power with respect to 2,721,698 shares of our common stock. The principal business address of Arrowpoint is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(6)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 14, 2017 by William Blair Investment Management, LLC ("William Blair"). According to its Schedule 13G filing, William Blair has sole dispositive power with respect to 2,551,329 shares of our common stock and sole voting power with respect to 2,302,577 shares of our common stock. The principal business address of William Blair is 222 W. Adams Street, Chicago, IL 60606.

(7)
Shares beneficially owned consist of (a) 50,425 shares of common stock held by Mr. Paucek directly and (b) 1,444,684 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(8)
Shares beneficially owned consist of (a) 19,395 shares of common stock held by Ms. Graham directly and (b) 268,431 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(9)
Shares beneficially owned consist of (a) 4,962 shares of common stock held by Ms. Cates directly and (b) 11,926 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(10)
Shares beneficially owned consist of (a) 7,554 shares of common stock held by Mr. Mokkarala directly and (b) 52,400 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(11)
Shares beneficially owned consist of (a) 19,463 shares of common stock held by Mr. Kenigsberg directly and (b) 247,554 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(12)
Shares beneficially owned consist of (a) 11,557 shares of common stock held by Mr. Larson directly, (b) 111,739 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017 and (c) 191,222 shares of common stock held by Triumph Capital, LLC ("Triumph"). Mr. Larson is the sole member of Triumph and may be deemed to have beneficial ownership of the shares held by Triumph.

(13)
Shares beneficially owned consist of (a) 10,175 shares of common stock held by Mr. Chernis directly and (b) 125,739 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(14)
Shares beneficially owned consist of (a) 14,163 shares of common stock held by Mr. Macias directly and (b) 5,766 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(15)
Shares beneficially owned consist of (a) 10,924 shares of common stock held by Mr. Maeder directly, (b) 11,739 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017, (c) 5,851 shares of common stock hled by Altaheide LLC

  ("Altaheide"), and (d) 180 shares of common stock held by Highland Capital Partners VII-C, Limited Partnership ("Highland VII-C"). Mr. Maeder may be deemed to have beneficial ownership of the shares held by Altaheide. Highland Management Partners VII, Limited Partnership ("HMP LP") is the general partner of Highland VII-C. Highland Management Partners VII, LLC ("HMP LLC") is the general partner of HMP LP. Mr. Maeder and Peter W. Bell, Sean M. Dalton, Robert J. Davis, Daniel J. Nova and Corey M. Mulloy are the managing members of HMP LLC and share voting and investment power over the shares held by Highland VII-C. The principal business address for Highland VII-C is One Broadway, 16th Floor, Cambridge, MA 02142.

(16)
Shares beneficially owned consist of (a) 38,088 shares of common stock held by Mr. Stavis directly, (b) 35,707 shares of common stock held by Stavis Ventures II, LLC ("Stavis Ventures"), (c) 35,740 shares of common stock held by Stavco Venture Holdings LLC ("Stavco Venture Holdings") and (d) 11,739 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017. Mr. Stavis may be deemed to have beneficial ownership of the shares held by Stavis Ventures and Stavco Venture Holdings.

(17)
Shares beneficially owned consist of (a) 11,557 shares of common stock held by Mr. Haley directly, (b) 63,931 shares of common stock held by the Haley-McGourty Family Trust U/D/T 9/27/96 (the "Haley Trust"), (c) 11,305 shares of common stock held by Haley-McGourty Partners ("Haley Partners"), (d) 11,739 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017 and (e) 1,260,881 shares of common stock held as follows: (i) 1,213,598 shares of common stock held by Redpoint Ventures III, L.P. ("Redpoint Ventures") and (ii) 47,283 shares of common stock held by Redpoint Associates III, LLC ("Redpoint Associates"). Mr. Haley may be deemed to have beneficial ownership of the shares held by the Haley Trust and Haley Partners. Mr. Haley, along with Allen Beasley, Jeffrey D. Brody, R. Thomas Dyal, G. Bradford Jones, John L. Walecka and Geoffrey Y. Yang (the "Redpoint Managers") are the managers of Redpoint Ventures III, LLC ("Redpoint Ventures LLC") and hold the voting and dispositive rights with respect to the shares held by Redpoint Ventures. The Redpoint Managers also have voting and dispositive rights with respect to the shares held by Redpoint Associates.

(18)
Shares beneficially owned consist of (a) 15,793 shares of common stock held by Ms. Krawcheck directly and (b) 29,350 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

(19)
Shares beneficially owned consist of (a) 12,813 shares of common stock held by Mr. Lewis directly and (b) 29,350 shares of common stock underlying options that are vested and exercisable within 60 days of April 24, 2017.

        We know of no arrangements, the operation of which may at a subsequent date result in the change of control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company's equity securities. Executive officers, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 31, 2016, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

        All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee. If a director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

TRANSACTIONS WITH RELATED PARTIES

        The following is a summary of transactions since the beginning of the Company's 2016 fiscal year to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under "Executive Compensation." For a description of severance arrangements that we have entered into with some of our executive officers, please see "Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements."

Marketing and Event Planning Services

        During 2016, we engaged the services of a marketing and event planning company, partially owned by our former President and Chief Operating Officer, Robert L. Cohen. Mr. Cohen owns an equity interest of approximately 12% of this company. We do not have a written agreement with this company and may terminate this arrangement at any time. We are invoiced for services as they are performed, including out-of-pocket expenses incurred on our behalf and for which we reimburse this company at cost. We paid this company a total of $1.4 million during the year ended December 31, 2016.

Investor Rights Agreement

        On March 27, 2012, we entered into an amended and restated investors' rights agreement (the "Investors' Rights Agreement") with entities affiliated with Redpoint Ventures, Highland Capital Partners, Bessemer Venture Partners and other stockholders. Most of the provisions of the Investors' Rights Agreement terminated upon completion of the Company's initial public offering, except that the parties maintain specified registration rights with respect to shares of our common stock. Subject to the conditions specified in the Investors' Rights Agreement, if holders of at least of a majority of the Registrable Securities (as defined therein) request that that Company file a registration statement covering the registration of at least such number of the Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $15,000,000, then the Company shall use its best efforts to file such registration statement.

Indemnification Agreements

        Our Charter contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Bylaws and Charter also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

        In addition, we have entered into an indemnification agreement with each of our directors and some of our executive officers.

Related Person Transaction Policy

        The Company has adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

 AUDIT COMMITTEE REPORT*

        The Board has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of 2U. The Audit Committee's purpose is to assist the Board in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of 2U, the audits of 2U's consolidated financial statements and the qualifications, selection and performance of the Company's independent registered public accounting firm.

        The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, 2U's independent registered public accounting firm for 2016, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on our internal controls over financial reporting.

        With respect to the fiscal year ended December 31, 2016, the Audit Committee, among other things: oversaw the integrity of the Company's financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors' qualifications and independence (including auditor rotation), and evaluated the external auditors' performance.

        The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended December 31, 2016. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with KPMG LLP regarding its independence from the Company and its management.

        Based on the reviews and discussions described above, the Audit Committee recommended to our Board, and the Board approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2016 in our Annual Report on Form 10-K for 2016 for filing with the SEC. The Audit Committee and the Board have selected KPMG LLP as the Company's independent accountant for fiscal year 2017.

Submitted by the Audit Committee Mark J. Chernis (Chairperson) Earl Lewis Robert M. Stavis

*
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Audit Committee Report by reference therein.

Principal Accountant Fees and Services

        The Audit Committee of our Board is responsible for the appointment, oversight and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company's independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company's independent registered public accounting firm's annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval should be made after receiving input from the Company's management, if desired).

        With respect to the audit for the years ended December 31, 2016 and 2015, the Audit Committee approved the audit services performed by KPMG LLP, as well as certain categories and types of tax and permitted non-audit services.

Independent Registered Public Accounting Firm Fees

        Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2016 and December 31, 2015, were:

Type of Fee	2016	2015
Audit Fees(1)	$1,073,000	$1,369,000
Audit-Related Fees(2)	25,000	—
Tax Fees(3)	—	40,000
All Other Fees(4)	1,780	—

Total Fees	$1,099,780	$1,409,000

(1)
Audit fees consisted of work performed in connection with the audit of our consolidated financial statements included in our registration statements on Form S-3 and our Annual Reports on Form 10-K, and the reviews of the unaudited quarterly financial statements included in our Quarterly Reports on Form 10-Q.

(2)
Audit-related fees consisted of services related to transaction advisory services.

(3)
Tax fees consisted of services related to tax planning and advisory services.

(4)
All other fees consisted of products and services related to an online accounting research tool.

 INCORPORATION BY REFERENCE

        In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by 2U under those statutes, and those portions of the information included under the caption "Audit Committee Report" required by the SEC's rules to be included therein, shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by 2U under those statutes, except to the extent we specifically incorporate these items by reference.

        We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

OTHER MATTERS

        The Board knows of no other matters that have been submitted for consideration at the Meeting other than those referred to in this proxy statement. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

        Some brokers utilize the householding process for proxy materials, in which case, only one copy of this proxy statement may be sent to two or more stockholders sharing the same address. Stockholders who participate in householding will continue to receive separate proxy cards. If you hold your 2U stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

        If you wish to receive a separate copy of this proxy statement, we will promptly deliver one to you upon request. You can notify us by sending a written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary, or by calling the Corporate Secretary at (301) 892-4350. In addition, if you would like to receive separate proxy statements and annual reports of 2U in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

 ANNUAL REPORT

        A copy of 2U's Annual Report on Form 10-K for fiscal year 2016 is being mailed together with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company's website or upon written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary.

By Order of the Board of Directors,

Christopher J. Paucek Chief Executive Officer April 27, 2017

ANNEX 1

2U, INC.

2017 EMPLOYEE STOCK PURCHASE PLAN

Section 1.    Purpose of the Plan

        The 2U, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company pursuant to a plan that is designed to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

Section 2.    Definitions

        Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

          (a)   "Board" shall mean the board of directors of the Company.

          (b)   "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

          (c)   "Committee" shall mean the Board, or a committee designated by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 3 hereof.

          (d)   "Common Stock" shall mean the common stock, $0.001 par value per share, of the Company.

          (e)   "Company" shall mean 2U, Inc. or any successor corporation.

          (f)    "Compensation" shall mean the fixed salary or base hourly wage paid by the Company or a Designated Subsidiary, as applicable, to an Employee as reported by the Company (or by a Designated Subsidiary) to the United States government (or other applicable government) for income tax purposes, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding items such as commissions, bonuses, fees, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.

          (g)   "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military or sick leave), provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h)   "Designated Subsidiary" shall mean any Subsidiary of the Company that is designated by the Committee to participate in the Plan. The Committee may, from time to time, designate any Subsidiary from among a group consisting of the Company and its related corporations, including corporations having become parents or Subsidiaries of the Company after the adoption and approval of the Plan.

          (i)    "Employee" shall mean any employee of the Company or a Designated Subsidiary who is scheduled to work for the Company or such Designated Subsidiary, as the case may be, for a minimum of twenty (20) hours per week.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          (k)   "Exercise Date" shall mean the last trading day of each Offering Period, unless otherwise determined by the Committee.

          (l)    "Fair Market Value" shall mean, as of any date, the value of the Common Stock determined as follows:

            (1)   If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

            (2)   Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (3)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

          (m)  "Offering Date" shall mean the first trading day of each Offering Period, unless otherwise determined by the Committee.

          (n)   "Offering Period" or "Period" shall mean the Plan Half-Year beginning on an Offering Date and ending on the next succeeding Exercise Date, or such other period as determined by the Committee. As used herein, the term "Offering Period" shall refer to all Offering Periods under the Plan as the context requires. No offering period may exceed five years from the Offering Date, except as set forth in Section 7(a).

          (o)   "Option Price" shall mean the purchase price of a share of Common Stock as provided in Section 7(a) hereof.

          (p)   "Participant" shall mean any Employee who (i) is eligible to participate in the Plan under Section 6(a) hereof and (ii) elects to participate in the Plan with respect to any Offering Period.

          (q)   "Plan" shall mean the 2U, Inc. 2017 Employee Stock Purchase Plan, as the same may be amended from time to time.

          (r)   "Plan Account" or "Account" shall mean an account established and maintained in the name of each Participant.

          (s)   "Plan Administrator" shall mean any Employee or Employees or a third party qualified to act as the Plan Administrator appointed pursuant to Section 3 hereof.

          (t)    "Plan Half-Year" shall mean each six (6) month period during the term of the Plan, commencing on January 1, 2018.

          (u)   "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

Section 3.    Administration of Plan

        Subject to oversight by the Board, the Committee shall have the sole authority and complete discretion to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. Further, the Committee shall have the sole authority to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan. Its interpretations and decisions in respect of the Plan shall, subject to the aforesaid, be final and conclusive. The Committee shall have the authority to appoint a Plan Administrator and to delegate to the Plan Administrator such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

Section 4.    Effective Date of the Plan

        The Plan shall become effective on June 1, 2017, subject to the approval of the Company's stockholders.

Section 5.    Term of the Plan

        The Plan shall continue in effect until the earlier of (i) the date when no shares of Common Stock are available for issuance under the Plan (at which time the Plan shall be suspended as set forth in Section 8(c)), or (ii) the tenth anniversary of the Effective Date, unless terminated prior thereto by the Committee, which shall have the right to terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant's Account shall be refunded to her or him, or otherwise disposed of in accordance with the policies and procedures prescribed by the Committee in cases where such a refund is not possible.

Section 6.    Participation

        (a)    Eligibility.    Participation in the Plan is limited to Employees who meet the requirements of this Section 6(a). Each Employee may become a Participant by completing the enrollment procedures prescribed by, or on behalf of, the Plan Administrator, as revised from time to time. An Employee may enroll upon the commencement of employment or prior to the Offering Date of the next Plan Half-Year during the term of the Plan. For new Employees, such enrollment shall be effective for the next Offering Period, subject to such administrative rules as the Committee or Plan Administrator may establish. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Common Stock under the Plan if, immediately after the option is granted, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or parent of the Company. Any amounts received from an Employee which cannot be used to purchase Common Stock as a result of this limitation will be returned as soon as practicable to the Employee without interest.

        (b)    Payroll Deductions.    Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Such deductions shall be expressed as a whole number percentage which shall be not less than one percent (1%) and not more than fifteen percent (15%) of the Participant's Compensation as in effect at the start of such Offering Period. A Participant may not increase the deduction during an Offering Period. However, a Participant may change the percentage deduction for any subsequent Offering Period by filing notice thereof with the Company prior to the Offering Date on which such Period commences. Employee contributions are accumulated during the Offering Period and used to purchase shares on the Exercise Date. During an Offering Period, a Participant may decrease the percentage deduction in effect for the remainder of such Offering Period (subject to such administrative rules as the Committee or Plan Administrator may establish), withdraw entirely from participation or discontinue payroll deductions but have the payroll deductions previously made during that Offering Period remain in the Participant's Account to purchase Common Stock on the next Exercise Date, provided that she or he is an Employee as of that Exercise Date. Any amount remaining in the Participant's Account after the purchase of Common Stock may be refunded without interest upon the written request of the Participant. Any Participant who discontinues payroll deductions during an Offering Period may again become a Participant for a subsequent Offering Period upon completion of the enrollment procedures prescribed by, or on behalf of, the Plan Administrator, as revised from time to time. Amounts deducted from a Participant's Compensation pursuant to this Section 6(b) shall be credited to such Participant's Account.

        (c)    Account Statements.    An individual Plan Account will be maintained for each Participant. Account statements will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, the per share Option Price, the number of shares of Common Stock purchased, the aggregate number of shares in the Participant's Account following the purchase and the remaining cash balance, if any.

Section 7.    Purchase of Shares

        (a)    Option Price.    The Option Price per share of the Common Stock sold to Participants hereunder shall be not less than eighty-five percent (85%) of the Fair Market Value of such share (the "Discounted Fair Market Value") on the Exercise Date of the applicable Offering Period, and in no event shall the Option Price per share be less than the par value of the Common Stock. Notwithstanding the foregoing, the Committee or Plan Administrator may determine prior to the commencement of an Offering Period that the Option Price per share of the Common Stock sold to Participants hereunder in such Offering Period shall be the lesser of the Discounted Fair Market Value of such share on (i) the Exercise Date of the applicable Offering Period or (ii) the Offering Date for such Offering Period, but in no event shall the Option Price per share be less than the par value of the Common Stock; provided that, in such case, the Offering Period may not exceed twenty-seven (27) months from the Offering Date.

        (b)    Purchase of Shares.    On each Exercise Date, the amount in a Participant's Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock which can be purchased with such amount, including fractional shares, if so authorized by the Committee, and such shares will be purchased by the Participant hereunder. The balance, if any, in such Account following the purchase shall be carried forward to the next succeeding Offering Period.

        (c)    Limitations on Purchase.    Notwithstanding any provisions of the Plan to the contrary, no Participant shall be granted an option under the Plan which permits such Participant's right to purchase shares of Common Stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares of Common Stock (determined as of the Exercise Date) for any calendar year in which such option would be outstanding at any time. Any amounts received from a Participant which cannot be used to purchase shares of Common Stock as a result of this limitation will be returned as soon as possible to the Participant without interest.

        To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 7(c), a Participant's payroll deductions may be decreased to 0% during any Offering Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year does not exceed the twenty-five thousand dollar ($25,000) limit described above. Payroll deductions shall re-commence at the rate provided for by the Participant's prior election at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 6(b) of the Plan.

        (d)    Transferability of Rights.    Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9(a).

Section 8.    Shares Reserved for Issuance Under the Plan

        (a)    Shares Reserved; Delivery of Stock.    Subject to Section 8(b), a maximum number of shares of Common Stock equal to 1,000,000 shares of Common Stock may be purchased by Participants under the Plan, which shares of Common Stock shall be treasury shares, shares purchased in the open market, or newly authorized shares, as determined by the Committee.

        (b)    Equitable Adjustments.    In the event that adjustments are made in the number of outstanding shares of Common Stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of stock dividend, stock split or similar transaction, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price, provided that in no event shall the Option Price be reduced to an amount that is lower than the par value of a share. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

        (c)    Insufficient Shares.    If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 8(a) hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically be suspended immediately after such Exercise Date until such time when additional shares of Common Stock may be added to the Plan.

        (d)    Confirmation.    Confirmation of each purchase of Common Stock hereunder shall be made available to the Participant in either written or electronic format as provided by Section 6(c). A record of purchases shall be maintained by appropriate entries on the books of the Company or Plan Administrator.

        (e)    Rights as Stockholders.    The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

Section 9.    Termination of Participation

        (a)    Voluntary Withdrawal.    A Participant may withdraw from the Plan at any time by filing a notice of withdrawal prior to the close of business on the business day immediately prior to an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Account shall be refunded to her or him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 6(a).

        (b)    Termination of Eligibility.    If a Participant ceases to be eligible under Section 6(a) hereof for any reason, the dollar amount in such Participant's Account will be refunded or distributed to the Participant. Upon termination of a Participant's Continuous Status as an Employee during the Offering Period for any reason, including involuntary or voluntary termination, retirement or death, the payroll deductions credited to such Participant's account (that have not been used to purchase shares of Common Stock) will be returned to such Participant or, in the case of such Participant's death, the Participant's designated beneficiary on file or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

Section 10.    General Provisions

        (a)    Notices.    Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

        (b)    No Right to Employment.    Neither the creation of the Plan nor participation therein shall be deemed to create any right to employment or continued employment for any period or terms of employment, or interpreted in any way to prevent or restrict the Company or a Designated Subsidiary from modifying or terminating any the employment or terms of employment of any Employee.

        (c)    Tax Matters; Interpretation.    If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share of Common Stock issued to such Participant hereunder, and such disposition occurs within the two-year period commencing on the day of the Offering Date or within the one-year period commencing on the day of the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and, thereafter, immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

        The Plan is intended to comply with Section 423 of the Code and Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

        (d)    Amendment of the Plan.    The Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the stockholders within twelve (12) months before or after the date on which such amendment is made, no amendment may (i) increase the aggregate number of shares of Common Stock reserved under the Plan other than to reflect a change in the number of outstanding shares due to a stock dividend or stock split or (ii) change the granting corporation from one other than the Company or the Common Stock available for purchase under the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations and the requirements of the principal exchange upon which the Common Stock is listed. Without limiting the foregoing, the Committee may, at any time, terminate the Plan and refund (without interest) amounts in Participants' Accounts or shorten any ongoing or future Offering Period.

        (e)    Application of Funds.    All funds received by the Company by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

        (f)    Conditions on Issuance.    The Company shall not be obligated to sell shares of Common Stock hereunder if the Company determines that such sale would violate any applicable law or regulation. Furthermore, the Company shall not be obliged to issue or deliver any shares until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee. In addition, notwithstanding any provision of the Plan to the contrary, the Committee may establish such special rules as the Committee determines are necessary to comply with the laws of a foreign jurisdiction with respect to citizens or residents of such foreign jurisdiction, provided that any such special rules shall comply with the requirements of Section 423 of the Code and the regulations and guidance promulgated thereunder.

        (g)    Governing Law.    The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

ANNUAL MEETING OF STOCKHOLDERS OF 2U, INC. June 5, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investor.2u.com/annuals-proxies.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20433300000000000000 9 060517 registered public accounting firm for the 2017 fiscal year: Company’s Named Executive Officers: O Edward S. Macias FOR ALL NOMINEES come before the meeting or any adjournments or postponements thereof. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of four (4) Class III directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal: NOMINEES: FOR ALL NOMINEESO Sallie L. Krawcheck O Mark J. Chernis WITHHOLD AUTHORITYO John M. Larson FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as the Company’s independent 3. Approval, on a non-binding advisory basis, of the compensation of the 4. Approval of the Company’s 2017 Employee Stock Purchase Plan: NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 2U, INC. Proxy for Annual Meeting of Stockholders June 5, 2017 at 2:00 p.m. This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Christopher J. Paucek, Chief Executive Officer and Todd Glassman, Corporate Secretary, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of 2U, Inc. (the “Company”) that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 7900 Harkins Road, Lanham, Maryland 20706 on June 5, 2017, beginning at 2:00 p.m. (local time), and any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) 14475 1.1